Exhibit 99.1
Wintrust Financial Corporation
9700 W. Higgins Road, Suite 800, Rosemont, Illinois 60018
News Release

FOR IMMEDIATE RELEASE	October 19, 2026
FOR MORE INFORMATION CONTACT:
David A. Dykstra, Vice Chairman & Chief Operating Officer
(847) 939-9000
Amy Yuhn, Executive Vice President, Communications
(847) 939-9591
Web site address: www.wintrust.com

Wintrust Financial Corporation Reports Record Net Income

ROSEMONT, ILLINOIS – Wintrust Financial Corporation (“Wintrust”, “the Company”, “we” or “our”) (Nasdaq: WTFC) announced record net income of $700.1 million, or $9.89 per diluted common share, for the first nine months of 2026 compared to net income of $600.8 million, or $8.25 per diluted common share, for the same period of 2025. This represents a year-to-date net income increase of 17% compared to the same period of 2025. Pre-tax, pre-provision income (non-GAAP) for the first nine months of the year totaled a record $1.0 billion, compared to $884.1 million for the first nine months of 2025.

The Company reported record quarterly net income of $239.1 million, or $3.37 per diluted common share, for the third quarter of 2026, compared to net income of $233.7 million, or $3.30 per diluted common share, for the second quarter of 2026. Pre-tax, pre-provision income (non-GAAP) for the third quarter of 2026 totaled $352.2 million, as compared to $341.1 million for the second quarter of 2026.

Timothy S. Crane, President and Chief Executive Officer, commented, “Our strong momentum in the first half of the year continued into the third quarter leading to consistent and record results for the first nine months of 2026. The third quarter of 2026 produced the seventh consecutive quarter of record net income for the Company.”

Additionally, Mr. Crane noted, “Net interest income came in at $621.6 million for the quarter, an increase of $24.2 million, or 16% annualized, from the second quarter of 2026. Net interest margin of 3.51% in the third quarter remained in line with our expectations, and we believe our balance sheet is well positioned to support stable performance through changing interest rate environments.”

Highlights of the third quarter of 2026:
Comparative information to the second quarter of 2026, unless otherwise noted

•Total loans increased by $1.1 billion, or 8% annualized.
•Total deposits increased by $1.3 billion, or 8% annualized.
•Total assets increased by $1.3 billion, or 7% annualized.
•Net interest income increased to $621.6 million in the third quarter of 2026, compared to $597.4 million in the second quarter of 2026, driven by strong average earning asset growth.
◦Net interest margin was 3.49% (3.51% on a fully taxable-equivalent basis, non-GAAP) during the third quarter of 2026 which was in line with our prior guidance.
•Provision for credit losses totaled $25.9 million in the third quarter of 2026, compared to $23.1 million in the second quarter of 2026.
•Net charge-offs totaled $21.0 million, or 15 basis points of average total loans on an annualized basis, in the third quarter of 2026 up from $13.4 million, or 10 basis points of average total loans on an annualized basis, in the second quarter of 2026.
•Non-performing loans totaled $176.9 million and comprised 0.31% of total loans at September 30, 2026, as compared to $179.3 million and 0.32% of total loans at June 30, 2026.

“We are encouraged by our strong third quarter performance and record results year-to-date. We believe we are well-positioned to build on our strong momentum and deliver further revenue growth as we close out the year. Our unique market position and strong customer relationships continue to create long-term franchise value in the markets we serve. We are proud of our latest deposit market share gains in Illinois and remain committed to expanding our market presence in Wisconsin and west Michigan. Our focus remains on delivering consistent balance sheet growth, expanding net interest income while maintaining a disciplined approach to expense management, which should generate positive operating leverage for the year”, Mr. Crane concluded.

* * *

The graphs shown on pages 3-7 illustrate certain financial highlights of the third quarter of 2026 as well as historical financial performance. See “Supplemental Non-GAAP Financial Measures/Ratios” at Table 18 for additional information with respect to non-GAAP financial measures/ratios, including the reconciliations to the corresponding GAAP financial measures/ratios.

Net Income
$255
$240
$225
$210
$195
$180
$165
$150
$ in Millions
$216.3
$223.0
$227.4
$233.7
$239.1
Q3 2025
Q4 2025
Q1 2026
Q2 2026
Q3 2026

Pre-tax income, excluding provision for credit losses (non-GAAP)
$ in Millions
$380
$360
$340
$320
$300
$280
$260
$240
$220
$317.8
$329.8
$330.5
$341.1
$352.2
Q3 2025
Q4 2025
Q1 2026
Q2 2026
Q3 2026

Pre-tax income, excluding provision for credit losses (non-GAAP) - Q3 2026 compared to Q2 2026
$ in Millions
$400
$375
$350
$325
$300
$275
$250
$341.1
$24.2
$1.1
$(1.9)
$(3.5)
$(0.7)
$3.5
$(1.4)
$(5.5)
$(4.7)
$352.2
Q2 2026
Net Interest Income
Wealth Management Revenue
Mortgage Banking
(Losses) gains on investment securities, net
All Other Non-Interest Income
Salaries and Employee Benefits
Advertising and Marketing
FDIC Insurance
All Other Non-Interest Expense
Q3 2026

Net Interest Income and Net Interest Margin ("NIM")
$650
$600
$550
$500
$450
$400
$350
$ in Millions
4.50%
4.00%
3.50%
3.00%
2.50%
$567.0
$583.9
$579.0
$597.4
$621.6
3.50%
3.54%
3.56%
3.52%
3.51%
3.48%
3.52%
3.54%
3.50%
3.49%
Q3 2025
Q4 2025
Q1 2026
Q2 2026
Q3 2026
NIM (GAAP)
NIM, fully taxable-equivalent (non-GAAP)
Net Interest Income

Total Assets
$ in Billions
$78.0
$76.0
$74.0
$72.0
$70.0
$68.0
$66.0
$64.0
$62.0
$60.0
$69.6
$71.1
$72.2
$74.7
$76.0
Q3 2025
Q4 2025
Q1 2026
Q2 2026
Q3 2026

Total Loans
$ in Billions
$58.0
$56.0
$54.0
$52.0
$50.0
$48.0
$46.0
$44.0
$42.0
$40.0
$52.1
$53.1
$54.1
$55.7
$56.8
Q3 2025
Q4 2025
Q1 2026
Q2 2026
Q3 2026

Total Deposits
$ in Billions
$64.0
$62.0
$60.0
$58.0
$56.0
$54.0
$52.0
$50.0
$48.0
$46.0
$44.0
$42.0
$56.7
$57.7
$58.9
$61.1
$62.4
Q3 2025
Q4 2025
Q1 2026
Q2 2026
Q3 2026

Total Shareholders' Equity
$ in Billions
$8.0
$7.5
$7.0
$6.5
$6.0
$5.5
$5.0
$4.5
$4.0
$7.0
$7.3
$7.4
$7.5
$7.3
Q3 2025
Q4 2025
Q1 2026
Q2 2026
Q3 2026

Non-Performing Assets as a percentage of Total Assets
0.75%
0.50%
0.25%
0.00%
0.27%
0.29%
0.28%
0.26%
0.25%
Q3 2025
Q4 2025
Q1 2026
Q2 2026
Q3 2026

Annualized Quarterly Net Charge-Offs as a percentage of Average Total Loans
0.75%
0.50%
0.25%
0.00%
0.19%
0.17%
0.14%
0.10%
0.15%
Q3 2025
Q4 2025
Q1 2026
Q2 2026
Q3 2026

SUMMARY OF RESULTS:

BALANCE SHEET

Total assets increased $1.3 billion in the third quarter of 2026 compared to the second quarter of 2026, driven by a $1.1 billion increase in total loans. The robust loan growth was diversified across all major loan portfolios.

Total liabilities increased by $1.5 billion in the third quarter of 2026 compared to the second quarter of 2026, driven by a $1.3 billion increase in total deposits. Strong organic deposit growth in the third quarter of 2026 was driven by our diverse customer base and product offerings. Non-interest bearing deposit balances represented 19% of total deposits and average non-interest bearing deposit balances have remained stable in recent quarters. The Company's loans-to-deposits ratio ended the quarter at 91.0%.

For more information regarding changes in the Company’s balance sheet, see Consolidated Statements of Condition and Table 1 through Table 3 in this report.

NET INTEREST INCOME

For the third quarter of 2026, net interest income totaled $621.6 million, compared to $597.4 million in the second quarter of 2026. The increase in net interest income in the third quarter of 2026 was driven by strong average earning asset growth of $2.1 billion.

Net interest margin was 3.49% (3.51% on a fully taxable-equivalent basis, non-GAAP) during the third quarter of 2026, down one basis point compared to the second quarter of 2026. The yield on earning assets remained flat during the third quarter of 2026 while loan yields decreased by one basis point. Funding cost on interest-bearing deposits decreased one basis point compared to the second quarter of 2026. The net free funds contribution in the third quarter of 2026 decreased two basis points compared to the second quarter of 2026.

For more information regarding net interest income, see Table 4 through Table 8 in this report.

ASSET QUALITY

The allowance for credit losses totaled $486.1 million as of September 30, 2026, an increase from $481.2 million as of June 30, 2026. A provision for credit losses totaling $25.9 million was recorded for the third quarter of 2026 compared to $23.1 million recorded in the second quarter of 2026. The provision for credit losses recognized in the third quarter of 2026 reflects growth in the portfolio, stable credit quality and a mostly stable macroeconomic forecast. However, given future economic performance remains uncertain, allowance results capture uncertainty related to credit spreads, equity market valuations, consumer & business sentiment, and the job market. For more information regarding the allowance for credit losses and provision for credit losses, see Table 11 in this report.

Management believes the allowance for credit losses is appropriate to account for expected credit losses. The Company is required to estimate expected credit losses over the life of the Company’s financial assets as of the reporting date. There can be no assurances, however, that future losses will not significantly exceed the amounts provided for, thereby affecting future results of operations. A summary of the allowance for credit losses calculated for the loan components in each portfolio as of September 30, 2026, June 30, 2026, and March 31, 2026 is shown on Table 12 of this report.

Net charge-offs totaled $21.0 million in the third quarter of 2026, an increase of $7.6 million compared to $13.4 million of net charge-offs in the second quarter of 2026. Net charge-offs as a percentage of average total loans were 15 basis points in the third quarter of 2026 on an annualized basis compared to 10 basis points on an annualized basis in the second quarter of 2026. For more information regarding net charge-offs, see Table 10 in this report.

The Company’s loan portfolio delinquency rates remain low. For more information regarding past due loans, see Table 13 in this report.

Non-performing assets and non-performing loans were stable compared to prior quarter. Non-performing assets totaled $193.3 million and comprised 0.25% of total assets as of September 30, 2026, as compared to $195.2 million, or 0.26% of total assets, as of June 30, 2026. Non-performing loans totaled $176.9 million and comprised 0.31% of total loans at September 30, 2026, as compared to $179.3 million and 0.32% of total loans at June 30, 2026. For more information regarding non-performing assets, see Table 14 in this report.

NON-INTEREST INCOME

Non-interest income totaled $136.3 million in the third quarter of 2026, compared to $141.3 million in the second quarter of 2026.

Wealth management revenue increased by approximately $1.1 million in the third quarter of 2026, compared to the second quarter of 2026. The increase in the third quarter of 2026 was primarily driven by increased trust and asset management fees from higher assets under management during the period. Wealth management revenue is comprised of the trust and asset management revenue of Wintrust Private Trust Company and Great Lakes Advisors, the brokerage commissions, managed money fees and insurance product commissions at Wintrust Investments and fees from tax-deferred like-kind exchange services provided by the Chicago Deferred Exchange Company.

Mortgage banking revenue totaled $25.5 million in the third quarter of 2026, compared to $27.4 million in the second quarter of 2026. The decrease in the third quarter of 2026 was primarily attributed to lower mortgage loan originations and related operational revenue. For more information regarding mortgage banking revenue, see Table 16 in this report.

The Company recognized approximately $1.6 million in net losses on investment securities in the third quarter of 2026 compared to approximately $1.8 million in net gains in the second quarter of 2026. The net losses in the third quarter of 2026 were primarily the result of fair value adjustments on the Company’s equity investment securities with a readily determinable fair value.

For more information regarding non-interest income, see Table 15 in this report.

NON-INTEREST EXPENSE

Non-interest expense totaled $405.7 million in the third quarter of 2026, increasing $8.1 million, compared to $397.5 million in the second quarter of 2026. Non-interest expense, as a percent of average assets, decreased to 2.16% in the third quarter of 2026 from 2.21% in the second quarter of 2026.

Salaries and employee benefits expense decreased by approximately $3.5 million in the third quarter of 2026, compared to the second quarter of 2026. This was primarily driven by lower payroll taxes and deferred compensation expense during the third quarter of 2026.

Advertising and marketing expense in the third quarter of 2026 totaled $21.8 million, which was a $1.4 million increase as compared to the second quarter of 2026. The increase in the third quarter was primarily driven by community sponsorship events and media commitments which are historically higher in the second and third quarter of the year. Marketing costs are incurred to promote the Company’s brand, commercial banking capabilities and the Company’s various products, to attract loans and deposits and to announce new branch openings as well as the expansion of the Company’s non-bank businesses. The level of marketing expenditures depends on the timing of sponsorship programs utilized which are determined based on the market area, targeted audience, competition and various other factors. Generally, these expenses are elevated in the second and third quarters of each year.

FDIC insurance totaled $12.1 million in the third quarter of 2026, a $5.5 million increase from the second quarter of 2026. This was primarily the result of the $5.2 million FDIC special assessment reversal recorded in the second quarter of 2026. The special assessments were in response to certain bank failures in 2023 and the reversal was based on the FDIC's final determination of losses to its Deposit Insurance Fund.

For more information regarding non-interest expense, see Table 17 in this report.

INCOME TAXES

The Company recorded income tax expense of $87.3 million in the third quarter of 2026 compared to $84.3 million in the second quarter of 2026. The effective tax rates were 26.7% in the third quarter of 2026 compared to 26.5% in the second quarter of 2026.

BUSINESS SUMMARY

Community Banking

Through community banking, the Company provides banking and financial services primarily to individuals, small to mid-sized businesses, local governmental units and institutional clients residing primarily in the local areas the Company services. In the third quarter of 2026, community banking increased its commercial, commercial real estate and residential real estate loan portfolios.

Mortgage banking revenue was $25.5 million for the third quarter of 2026, a decrease of $1.9 million compared to the second quarter of 2026. See Table 16 for more detail. Service charges on deposit accounts totaled $22.2 million in the third quarter of 2026 as compared to $21.2 million in the second quarter of 2026. The Company’s gross commercial and commercial real estate loan pipelines remained solid as of September 30, 2026 indicating momentum for expected continued loan growth in the fourth quarter of 2026.

Specialty Finance

Through specialty finance, the Company offers financing of insurance premiums for businesses and individuals, equipment financing through structured loans and lease products to customers in a variety of industries, accounts receivable financing and value-added, out-sourced administrative services and other services. Originations within the insurance premium financing receivables portfolios were approximately $5.4 billion during the third quarter of 2026. Average balances increased by $781.7 million, as compared to the second quarter of 2026. The Company’s leasing divisions’ portfolio balances increased in the third quarter of 2026, with capital leases, loans, and equipment on operating leases of $3.1 billion, $1.3 billion, and $363.2 million as of September 30, 2026, respectively, compared to $3.1 billion, $1.2 billion, and $363.7 million as of June 30, 2026, respectively. Revenues from the Company’s out-sourced administrative services business were $1.4 million in the third quarter of 2026, which was relatively stable compared to the second quarter of 2026.

Wealth Management

Through wealth management, the Company offers a full range of wealth management services, including trust and investment services, tax-deferred like-kind exchange services, asset management, and securities brokerage services. Wealth management revenue totaled $41.0 million in the third quarter of 2026, an increase as compared to the second quarter of 2026. At September 30, 2026, the Company’s wealth management subsidiaries had approximately $51.5 billion of assets under administration, which excludes assets owned by the Company and its subsidiary banks.

ITEMS IMPACTING COMPARATIVE FINANCIAL RESULTS

Business Acquisition

On September 1, 2026, the Company completed its purchase of the guardianship services business that was previously announced (the “business”). The business has approximately $1.2 billion in assets under management. As of September 30, 2026, the Company preliminarily recorded goodwill of approximately $7.5 million. In accordance with generally accepted accounting principles (“GAAP”), the initial purchase accounting for this business acquisition is not finalized and is therefore subject to change.

WINTRUST FINANCIAL CORPORATION
Key Operating Measures

Wintrust’s key operating measures and growth rates for the third quarter of 2026, as compared to the second quarter of 2026 (sequential quarter) and third quarter of 2025 (linked quarter), are shown in the table below:

				% or (1) basis point (bp) change from 2nd Quarter 2026	% or basis point (bp) change from 3rd Quarter 2025
	Three Months Ended
(Dollars in thousands, except per share data)	Sep 30, 2026	Jun 30, 2026	Sep 30, 2025
Net income	$239,054	$233,693	$216,254	2%	11%
Pre-tax income, excluding provision for credit losses (non-GAAP) (2)	352,212	341,098	317,809	3	11
Net income per common share – Diluted	3.37	3.30	2.78	2	21
Cash dividends declared per common share	0.55	0.55	0.50	—	10
Net revenue (3)	757,877	738,635	697,837	3	9
Net interest income	621,604	597,366	567,010	4	10
Net interest margin	3.49%	3.50%	3.48%	(1) bps	1	bps
Net interest margin – fully taxable-equivalent (non-GAAP)(2)	3.51	3.52	3.50	(1)	1
Net overhead ratio (4)	1.44	1.42	1.45	2	(1)
Return on average assets	1.27	1.30	1.26	(3)	1
Return on average common equity	12.83	12.82	11.58	1	125
Return on average tangible common equity (non-GAAP) (2)	14.89	14.91	13.74	(2)	115
At end of period
Total assets	$75,971,620	$74,668,135	$69,629,638	7%	9%
Total loans (5)	56,804,571	55,654,947	52,063,482	8	9
Total deposits	62,435,216	61,141,275	56,711,381	8	10
Total shareholders’ equity	7,289,546	7,525,116	7,045,757	(12)	3
(1)Period-end balance sheet percentage changes are annualized.
(2)See Table 18: Supplemental Non-GAAP Financial Measures/Ratios for additional information on this performance measure/ratio.
(3)Net revenue is net interest income plus non-interest income.
(4)The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period’s average total assets. A lower ratio indicates a higher degree of efficiency.
(5)Excludes mortgage loans held-for-sale.
Certain returns, yields, performance ratios, or quarterly growth rates are “annualized” in this presentation to represent an annual time period. This is done for analytical purposes to better discern, for decision-making purposes, underlying performance trends when compared to full-year or year-over-year amounts. For example, a 5% growth rate for a quarter would represent an annualized 20% growth rate.

WINTRUST FINANCIAL CORPORATION
Selected Financial Highlights

	Three Months Ended					Nine Months Ended
(Dollars in thousands, except per share data)	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Sep 30, 2026	Sep 30, 2025
Selected Financial Condition Data (at end of period):
Total assets	$75,971,620	$74,668,135	$72,157,433	$71,142,046	$69,629,638
Total loans (1)	56,804,571	55,654,947	54,071,292	53,105,101	52,063,482
Total deposits	62,435,216	61,141,275	58,914,382	57,717,191	56,711,381
Total shareholders’ equity	7,289,546	7,525,116	7,378,100	7,258,715	7,045,757
Selected Statements of Income Data:
Net interest income	$621,604	$597,366	$579,024	$583,874	$567,010	$1,797,994	$1,640,178
Net revenue (2)	757,877	738,635	713,166	714,264	697,837	2,209,678	2,011,728
Net income	239,054	233,693	227,388	223,024	216,254	700,135	600,820
Pre-tax income, excluding provision for credit losses (non-GAAP) (3)	352,212	341,098	330,534	329,811	317,809	1,023,844	884,149
Net income per common share – Basic	3.42	3.34	3.26	3.21	2.82	10.02	8.37
Net income per common share – Diluted	3.37	3.30	3.22	3.15	2.78	9.89	8.25
Cash dividends declared per common share	0.55	0.55	0.55	0.50	0.50	1.65	1.50
Selected Financial Ratios and Other Data:
Performance Ratios:
Net interest margin	3.49%	3.50%	3.54%	3.52%	3.48%	3.51%	3.51%
Net interest margin – fully taxable-equivalent (non-GAAP) (3)	3.51	3.52	3.56	3.54	3.50	3.53	3.53
Non-interest income to average assets	0.73	0.79	0.78	0.74	0.76	0.76	0.75
Non-interest expense to average assets	2.16	2.21	2.21	2.19	2.21	2.19	2.28
Net overhead ratio (4)	1.44	1.42	1.44	1.45	1.45	1.43	1.53
Return on average assets	1.27	1.30	1.32	1.27	1.26	1.30	1.22
Return on average common equity	12.83	12.82	12.76	12.63	11.58	12.80	11.94
Return on average tangible common equity (non-GAAP) (3)	14.89	14.91	14.89	14.83	13.74	14.89	14.28
Average total assets	$74,400,171	$72,161,723	$70,089,123	$69,492,268	$68,303,036	$72,232,797	$66,098,845
Average total shareholders’ equity	7,558,263	7,474,449	7,387,713	7,166,608	6,955,543	7,474,100	6,761,319
Average loans to average deposits ratio	91.8%	92.6%	93.1%	92.4%	92.5%	92.5%	92.6%
Period-end loans to deposits ratio	91.0	91.0	91.8	92.0	91.8
Common Share Data at end of period:
Market price per common share	$141.82	$160.72	$138.94	$139.82	$132.44
Book value per common share	101.74	105.26	103.10	102.03	98.87
Tangible book value per common share (non-GAAP) (3)	88.18	92.13	89.90	88.66	85.39
Common shares outstanding	67,472,459	67,455,414	67,437,300	66,974,913	66,961,209
Other Data at end of period:
Common equity to assets ratio	9.0%	9.5%	9.6%	9.6%	9.5%
Tangible common equity ratio (non-GAAP) (3)	7.9	8.4	8.5	8.5	8.3
Tier 1 leverage ratio (5)	9.8	9.8	9.8	9.6	9.5
Risk-based capital ratios:
Tier 1 capital ratio (5)	11.2	11.1	11.1	11.0	10.9
Common equity tier 1 capital ratio (5)	10.5	10.4	10.4	10.3	10.2
Total capital ratio (5)	12.5	12.4	12.6	12.4	12.4
Allowance for credit losses (6)	$486,053	$481,189	$471,591	$460,465	$454,586
Allowance for loan and unfunded lending-related commitment losses to total loans	0.86%	0.86%	0.87%	0.87%	0.87%
Number of:
Bank subsidiaries	16	16	16	16	16
Banking offices	211	210	209	209	208
(1)Excludes mortgage loans held-for-sale.
(2)Net revenue is net interest income plus non-interest income.
(3)See Table 18: Supplemental Non-GAAP Financial Measures/Ratios for additional information on this performance measure/ratio.
(4)The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period’s average total assets. A lower ratio indicates a higher degree of efficiency.
(5)Capital ratios for current quarter-end are estimated.
(6)The allowance for credit losses includes the allowance for loan losses, the allowance for unfunded lending-related commitments and the allowance for held-to-maturity securities losses.

WINTRUST FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CONDITION

	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(In thousands)	2026	2026	2026	2025	2025
Assets
Cash and due from banks	$635,592	$595,790	$543,654	$467,874	$565,406
Federal funds sold and securities purchased under resale agreements	65	65	65	64	63
Interest-bearing deposits with banks	3,557,687	3,573,915	3,051,665	3,180,553	3,422,452
Available-for-sale securities, at fair value	7,569,498	7,587,545	7,244,282	6,236,263	5,274,124
Held-to-maturity securities, at amortized cost	3,120,503	3,196,452	3,270,207	3,343,905	3,438,406
Equity securities with readily determinable fair value	64,811	65,815	63,786	63,770	63,445
Federal Home Loan Bank and Federal Reserve Bank stock	296,171	294,629	292,044	291,881	282,755
Mortgage loans held-for-sale, at fair value	307,748	407,495	383,405	340,745	333,883
Loans, net of unearned income	56,804,571	55,654,947	54,071,292	53,105,101	52,063,482
Allowance for loan losses	(401,729)	(402,952)	(390,651)	(379,283)	(386,622)
Net loans	56,402,842	55,251,995	53,680,641	52,725,818	51,676,860
Premises, software and equipment, net	792,205	778,958	777,603	781,611	775,425
Lease investments, net	363,243	363,664	362,766	360,646	301,000
Accrued interest receivable and other assets	1,946,561	1,666,474	1,596,617	1,617,682	1,614,674
Receivable on unsettled securities sales	—	—	—	835,275	978,209
Goodwill	804,661	797,219	797,658	797,960	797,639
Other acquisition-related intangible assets	110,033	88,119	93,040	97,999	105,297
Total assets	$75,971,620	$74,668,135	$72,157,433	$71,142,046	$69,629,638
Liabilities and Shareholders’ Equity
Deposits:
Non-interest-bearing	$11,584,695	$11,796,736	$12,112,891	$11,423,701	$10,952,146
Interest-bearing	50,850,521	49,344,539	46,801,491	46,293,490	45,759,235
Total deposits	62,435,216	61,141,275	58,914,382	57,717,191	56,711,381
Federal Home Loan Bank advances	3,450,680	3,450,680	3,451,309	3,451,309	3,151,309
Other borrowings	355,554	370,736	340,647	477,966	579,328
Subordinated notes	298,903	298,820	298,717	298,636	298,536
Junior subordinated debentures	253,566	253,566	253,566	253,566	253,566
Accrued interest payable and other liabilities	1,888,155	1,627,942	1,520,712	1,684,663	1,589,761
Total liabilities	68,682,074	67,143,019	64,779,333	63,883,331	62,583,881
Shareholders’ Equity:
Preferred stock	425,000	425,000	425,000	425,000	425,000
Common stock	67,599	67,581	67,563	67,062	67,042
Surplus	2,574,253	2,560,427	2,546,754	2,534,024	2,521,306
Treasury stock	(14,897)	(14,882)	(13,970)	(9,156)	(9,150)
Retained earnings	5,101,367	4,907,788	4,719,561	4,537,539	4,356,367
Accumulated other comprehensive loss	(863,776)	(420,798)	(366,808)	(295,754)	(314,808)
Total shareholders’ equity	7,289,546	7,525,116	7,378,100	7,258,715	7,045,757
Total liabilities and shareholders’ equity	$75,971,620	$74,668,135	$72,157,433	$71,142,046	$69,629,638

WINTRUST FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended					Nine Months Ended
(Dollars in thousands, except per share data)	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Sep 30, 2026	Sep 30, 2025
Interest income
Interest and fees on loans	$853,299	$822,981	$797,889	$822,494	$832,140	$2,474,169	$2,398,499
Mortgage loans held-for-sale	5,761	6,169	4,615	5,607	4,757	16,545	13,875
Interest-bearing deposits with banks	25,595	20,916	19,150	27,190	34,992	65,661	106,075
Federal funds sold and securities purchased under resale agreements	1	5	64	77	75	70	530
Investment securities	112,273	105,716	100,278	95,461	86,426	318,267	236,495
Trading account securities	—	—	—	—	—	—	11
Federal Home Loan Bank and Federal Reserve Bank stock	5,932	5,625	5,564	5,497	5,444	17,121	16,144
Brokerage customer receivables	—	—	—	—	—	—	78
Total interest income	1,002,861	961,412	927,560	956,326	963,834	2,891,833	2,771,707
Interest expense
Interest on deposits	341,017	325,033	309,187	332,178	355,846	975,237	1,009,549
Interest on Federal Home Loan Bank advances	29,086	28,218	27,701	26,408	26,007	85,005	77,172
Interest on other borrowings	3,430	3,121	4,026	5,956	6,887	10,577	20,636
Interest on subordinated notes	3,721	3,739	3,719	3,737	3,717	11,179	11,166
Interest on junior subordinated debentures	4,003	3,935	3,903	4,173	4,367	11,841	13,006
Total interest expense	381,257	364,046	348,536	372,452	396,824	1,093,839	1,131,529
Net interest income	621,604	597,366	579,024	583,874	567,010	1,797,994	1,640,178
Provision for credit losses	25,879	23,134	29,594	27,588	21,768	78,607	67,965
Net interest income after provision for credit losses	595,725	574,232	549,430	556,286	545,242	1,719,387	1,572,213
Non-interest income
Wealth management	40,967	39,883	42,059	39,365	37,188	122,909	108,051
Mortgage banking	25,532	27,438	23,396	22,625	24,451	76,366	68,150
Service charges on deposit accounts	22,161	21,240	20,970	20,402	19,825	64,371	58,689
(Losses) gains on investment securities, net	(1,621)	1,845	(31)	1,505	2,972	193	6,818
Fees from covered call options	4,585	4,793	4,669	5,992	5,619	14,047	14,689
Trading gains (losses), net	48	70	10	(257)	172	128	259
Operating lease income, net	18,447	18,804	19,154	16,365	15,466	56,405	45,919
Other	26,154	27,196	23,915	24,393	25,134	77,265	68,975
Total non-interest income	136,273	141,269	134,142	130,390	130,827	411,684	371,550
Non-interest expense
Salaries and employee benefits	230,552	234,089	228,447	222,557	219,668	693,088	650,735
Software and equipment	39,179	39,288	35,654	36,096	35,027	114,121	106,266
Operating lease equipment	11,661	11,187	10,987	11,034	10,409	33,835	31,637
Occupancy, net	19,548	21,153	20,566	20,105	20,809	61,267	61,815
Data processing	11,218	10,659	11,266	11,809	11,329	33,143	34,713
Advertising and marketing	21,806	20,432	13,218	13,792	19,027	55,456	50,060
Professional fees	10,687	9,342	7,375	8,280	7,465	27,404	25,752
Amortization of other acquisition-related intangible assets	4,686	4,921	4,958	4,999	5,196	14,565	16,394
FDIC insurance	12,138	6,640	10,990	10,562	11,418	29,768	33,315
Other real estate owned (“OREO”) expenses, net	282	786	207	2,162	262	1,275	1,410
Other	43,908	39,040	38,964	43,057	39,418	121,912	115,482
Total non-interest expense	405,665	397,537	382,632	384,453	380,028	1,185,834	1,127,579
Income before taxes	326,333	317,964	300,940	302,223	296,041	945,237	816,184
Income tax expense	87,279	84,271	73,552	79,199	79,787	245,102	215,364
Net income	$239,054	$233,693	$227,388	$223,024	$216,254	$700,135	$600,820
Preferred stock dividends	8,367	8,367	8,367	8,367	13,295	25,101	27,277
Preferred stock redemption	—	—	—	—	14,046	—	14,046
Net income applicable to common shares	$230,687	$225,326	$219,021	$214,657	$188,913	$675,034	$559,497
Net income per common share - Basic	$3.42	$3.34	$3.26	$3.21	$2.82	$10.02	$8.37
Net income per common share - Diluted	$3.37	$3.30	$3.22	$3.15	$2.78	$9.89	$8.25
Cash dividends declared per common share	$0.55	$0.55	$0.55	$0.50	$0.50	$1.65	$1.50
Weighted average common shares outstanding	67,467	67,434	67,246	66,970	66,952	67,383	66,871
Dilutive potential common shares	911	852	851	1,143	1,028	876	945
Average common shares and dilutive common shares	68,378	68,286	68,097	68,113	67,980	68,259	67,816

TABLE 1: LOAN PORTFOLIO MIX AND GROWTH RATES

						% Growth From (1)
(Dollars in thousands)	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2026 (2)	Sep 30, 2025
Balance:
Mortgage loans held-for-sale, excluding early buy-out exercised loans guaranteed by U.S. government agencies	$173,773	$265,203	$249,350	$217,136	$211,360	NM	(18)%
Mortgage loans held-for-sale, early buy-out exercised loans guaranteed by U.S. government agencies	133,975	142,292	134,055	123,609	122,523	(23)	9
Total mortgage loans held-for-sale	$307,748	$407,495	$383,405	$340,745	$333,883	(97)%	(8)%

Core loans:
Commercial
Commercial and industrial	$8,051,117	$7,802,625	$7,620,239	$7,267,505	$7,135,083	13%	13%
Asset-based lending	1,662,239	1,628,319	1,558,089	1,512,888	1,588,522	8	5
Municipal	858,207	866,012	839,633	868,958	804,986	(4)	7
Leases	3,132,875	3,114,901	3,002,014	2,921,366	2,834,563	2	11
Commercial real estate
Residential construction	51,454	52,590	53,097	54,753	60,923	(9)	(16)
Commercial construction	2,300,349	2,294,566	1,959,375	2,013,244	2,273,545	1	1
Land	327,086	308,509	311,470	341,585	323,685	24	1
Office	1,659,530	1,607,275	1,652,482	1,688,614	1,578,208	13	5
Industrial	3,590,562	3,405,641	3,323,977	3,167,768	2,912,547	22	23
Retail	1,510,533	1,475,949	1,469,658	1,436,252	1,478,861	9	2
Multi-family	3,516,050	3,299,607	3,565,419	3,445,507	3,306,597	26	6
Mixed use and other	2,005,047	1,826,470	1,826,808	1,793,013	1,684,841	39	19
Home equity	507,831	491,782	471,264	480,525	484,202	13	5
Residential real estate
Residential real estate loans for investment	4,552,877	4,411,357	4,319,941	4,171,439	4,019,046	13	13
Residential mortgage loans, early buy-out eligible loans guaranteed by U.S. government agencies	86,626	76,334	83,036	84,706	75,088	53	15
Residential mortgage loans, early buy-out exercised loans guaranteed by U.S. government agencies	56,512	55,001	62,189	61,087	49,736	11	14
Total core loans	$33,868,895	$32,716,938	$32,118,691	$31,309,210	$30,610,433	14%	11%

Niche loans:
Commercial
Franchise	$1,256,013	$1,300,935	$1,293,639	$1,298,493	$1,298,140	(14)%	(3)%
Mortgage warehouse lines of credit	1,749,346	1,897,762	1,800,972	1,515,003	1,204,661	(31)	45
Community Advantage - homeowners association	517,408	516,782	526,274	532,027	537,696	0	(4)
Insurance entity lending	1,114,560	1,153,975	1,122,361	1,128,446	1,140,691	(14)	(2)
Premium Finance receivables
U.S. property & casualty insurance	7,805,981	7,744,361	7,127,234	7,308,054	7,502,901	3	4
Canada property & casualty insurance	818,341	867,662	763,097	875,362	863,391	(23)	(5)
Life insurance	9,538,863	9,312,521	9,196,382	9,023,642	8,758,553	10	9
Consumer and other	135,164	144,011	122,642	114,864	147,016	(24)	(8)
Total niche loans	$22,935,676	$22,938,009	$21,952,601	$21,795,891	$21,453,049	(0)%	7%

Total loans, net of unearned income	$56,804,571	$55,654,947	$54,071,292	$53,105,101	$52,063,482	8%	9%
(1)NM - Not Meaningful.
(2)Annualized.

TABLE 2: DEPOSIT PORTFOLIO MIX AND GROWTH RATES

						% Growth From
(Dollars in thousands)	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2026 (1)	Sep 30, 2025
Balance:
Non-interest-bearing	$11,584,695	$11,796,736	$12,112,891	$11,423,701	$10,952,146	(7)%	6%
NOW and interest-bearing demand deposits	7,253,456	6,742,269	5,987,258	6,233,753	6,710,919	30	8
Wealth management deposits (2)	1,690,496	1,349,949	1,670,620	1,907,647	1,600,735	100	6
Money market	24,174,275	23,083,225	21,714,267	21,368,924	20,270,382	19	19
Savings	6,487,247	6,597,516	6,942,565	6,905,216	6,758,743	(7)	(4)
Time certificates of deposit	11,245,047	11,571,580	10,486,781	9,877,950	10,418,456	(11)	8
Total deposits	$62,435,216	$61,141,275	$58,914,382	$57,717,191	$56,711,381	8%	10%
Mix:
Non-interest-bearing	19%	19%	20%	20%	19%
NOW and interest-bearing demand deposits	11	11	10	11	12
Wealth management deposits (2)	3	2	3	3	3
Money market	39	38	37	37	36
Savings	10	11	12	12	12
Time certificates of deposit	18	19	18	17	18
Total deposits	100%	100%	100%	100%	100%
(1)Annualized.
(2)Represents deposit balances of the Company’s subsidiary banks from brokerage customers of Wintrust Investments, Chicago Deferred Exchange Company, LLC (“CDEC”), and trust and asset management customers of the Company.

TABLE 3: TIME CERTIFICATES OF DEPOSIT MATURITY/RE-PRICING ANALYSIS
As of September 30, 2026

(Dollars in thousands)	Total Time Certificates of Deposit	Weighted-Average Rate of Maturing Time Certificates of Deposit
1-3 months	$3,527,388	3.47%
4-6 months	2,538,063	3.35
7-9 months	1,526,406	3.33
10-12 months	2,547,872	3.81
13-18 months	956,359	3.59
19-24 months	79,951	2.90
24+ months	69,008	2.51
Total	$11,245,047	3.50%

TABLE 4: QUARTERLY AVERAGE BALANCES

	Average Balance for three months ended,
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(In thousands)	2026	2026	2026	2025	2025
Interest-bearing deposits with banks, securities purchased under resale agreements and cash equivalents (1)	$2,853,369	$2,412,081	$2,247,083	$2,842,829	$3,276,683
Investment securities (2)	11,073,179	10,832,538	10,616,617	10,084,138	9,377,930
FHLB and FRB stock (3)	294,088	292,325	291,972	284,643	282,338
Liquidity management assets (4)	$14,220,636	$13,536,944	$13,155,672	$13,211,610	$12,936,951
Mortgage loans held-for-sale	362,329	402,175	317,047	357,672	295,365
Loans, net of unearned income (4) (5)	55,982,688	54,491,469	52,845,685	52,193,637	51,403,566
Total earning assets (4)	$70,565,653	$68,430,588	$66,318,404	$65,762,919	$64,635,882
Allowance for loan and investment security losses	(413,132)	(405,743)	(391,810)	(404,075)	(410,681)
Cash and due from banks	539,220	519,586	534,189	517,616	495,292
Other assets	3,708,430	3,617,292	3,628,340	3,615,808	3,582,543
Total assets	$74,400,171	$72,161,723	$70,089,123	$69,492,268	$68,303,036

NOW and interest-bearing demand deposits	$7,283,497	$6,453,420	$6,081,218	$6,133,333	$6,687,292
Wealth management deposits	1,566,292	1,485,347	1,858,560	1,925,808	1,604,142
Money market accounts	22,860,299	22,000,942	21,156,125	20,475,659	19,431,021
Savings accounts	6,570,130	6,707,916	6,921,251	6,814,263	6,723,325
Time deposits	11,256,456	10,938,312	9,782,112	10,045,136	10,319,719
Interest-bearing deposits	$49,536,674	$47,585,937	$45,799,266	$45,394,199	$44,765,499
FHLB advances (3)	3,450,683	3,450,773	3,451,312	3,203,483	3,151,310
Other borrowings	393,031	358,511	442,200	547,507	614,892
Subordinated notes	298,844	298,757	298,661	298,576	298,481
Junior subordinated debentures	253,566	253,566	253,566	253,566	253,566
Total interest-bearing liabilities	$53,932,798	$51,947,544	$50,245,005	$49,697,331	$49,083,748
Non-interest-bearing deposits	11,417,869	11,273,344	10,963,887	11,080,254	10,791,709
Other liabilities	1,491,241	1,466,386	1,492,518	1,548,075	1,472,036
Equity	7,558,263	7,474,449	7,387,713	7,166,608	6,955,543
Total liabilities and shareholders’ equity	$74,400,171	$72,161,723	$70,089,123	$69,492,268	$68,303,036

Net free funds/contribution (6)	$16,632,855	$16,483,044	$16,073,399	$16,065,588	$15,552,134
(1)Includes interest-bearing deposits from banks and securities purchased under resale agreements with original maturities of greater than three months. Cash equivalents include federal funds sold and securities purchased under resale agreements with original maturities of three months or less.
(2)Investment securities includes investment securities classified as available-for-sale and held-to-maturity, and equity securities with readily determinable fair values. Equity securities without readily determinable fair values are included within other assets.
(3)Federal Home Loan Bank (“FHLB”) and Federal Reserve Bank (“FRB”)
(4)See Table 18: Supplemental Non-GAAP Financial Measures/Ratios for additional information on this performance measure/ratio.
(5)Loans, net of unearned income, include non-accrual loans.
(6)Net free funds are the difference between total average earning assets and total average interest-bearing liabilities. The estimated contribution to net interest margin from net free funds is calculated using the rate paid for total interest-bearing liabilities.

TABLE 5: QUARTERLY NET INTEREST INCOME

	Net Interest Income for three months ended,
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(In thousands)	2026	2026	2026	2025	2025
Interest income:
Interest-bearing deposits with banks, securities purchased under resale agreements and cash equivalents	$25,595	$20,921	$19,214	$27,267	$35,067
Investment securities	112,884	106,346	100,864	96,122	87,101
FHLB and FRB stock (1)	5,932	5,625	5,564	5,497	5,444
Liquidity management assets (2)	$144,411	$132,892	$125,642	$128,886	$127,612
Mortgage loans held-for-sale	5,761	6,169	4,615	5,607	4,757
Loans, net of unearned income (2)	855,450	825,092	799,915	824,628	834,294
Total interest income	$1,005,622	$964,153	$930,172	$959,121	$966,663

Interest expense:
NOW and interest-bearing demand deposits	$37,394	$32,318	$29,666	$31,681	$40,448
Wealth management deposits	6,895	6,823	8,941	10,011	8,415
Money market accounts	174,404	165,035	155,299	163,585	169,831
Savings accounts	23,197	25,729	30,672	34,371	38,844
Time deposits	99,127	95,128	84,609	92,530	98,308
Interest-bearing deposits	$341,017	$325,033	$309,187	$332,178	$355,846
FHLB advances (1)	29,086	28,218	27,701	26,408	26,007
Other borrowings	3,430	3,121	4,026	5,956	6,887
Subordinated notes	3,721	3,739	3,719	3,737	3,717
Junior subordinated debentures	4,003	3,935	3,903	4,173	4,367
Total interest expense	$381,257	$364,046	$348,536	$372,452	$396,824

Less: Fully taxable-equivalent adjustment	(2,761)	(2,741)	(2,612)	(2,795)	(2,829)
Net interest income (GAAP) (3)	621,604	597,366	579,024	583,874	567,010
Fully taxable-equivalent adjustment	2,761	2,741	2,612	2,795	2,829
Net interest income, fully taxable-equivalent (non-GAAP) (3)	$624,365	$600,107	$581,636	$586,669	$569,839
(1)Federal Home Loan Bank (“FHLB”) and Federal Reserve Bank (“FRB”)
(2)Interest income on tax-advantaged loans, trading securities and investment securities reflects a taxable-equivalent adjustment based on the marginal federal corporate tax rate in effect as of the applicable period.
(3)See Table 18: Supplemental Non-GAAP Financial Measures/Ratios for additional information on this performance measure/ratio.

TABLE 6: QUARTERLY NET INTEREST MARGIN

	Net Interest Margin for three months ended,
	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025
Yield earned on:
Interest-bearing deposits with banks, securities purchased under resale agreements and cash equivalents	3.56%	3.48%	3.47%	3.81%	4.25%
Investment securities	4.04	3.94	3.85	3.78	3.68
FHLB and FRB stock (1)	8.00	7.72	7.73	7.66	7.65
Liquidity management assets	4.03%	3.94%	3.87%	3.87%	3.91%
Mortgage loans held-for-sale	6.31	6.15	5.90	6.22	6.39
Loans, net of unearned income	6.06	6.07	6.14	6.27	6.44
Total earning assets	5.65%	5.65%	5.69%	5.79%	5.93%

Rate paid on:
NOW and interest-bearing demand deposits	2.04%	2.01%	1.98%	2.05%	2.40%
Wealth management deposits	1.75	1.84	1.95	2.06	2.08
Money market accounts	3.03	3.01	2.98	3.17	3.47
Savings accounts	1.40	1.54	1.80	2.00	2.29
Time deposits	3.49	3.49	3.51	3.65	3.78
Interest-bearing deposits	2.73%	2.74%	2.74%	2.90%	3.15%
FHLB advances	3.34	3.28	3.26	3.27	3.27
Other borrowings	3.46	3.49	3.69	4.32	4.44
Subordinated notes	4.94	5.02	5.05	4.97	4.94
Junior subordinated debentures	6.26	6.22	6.24	6.53	6.83
Total interest-bearing liabilities	2.80%	2.81%	2.81%	2.97%	3.21%

Interest rate spread (2) (3)	2.85%	2.84%	2.88%	2.82%	2.72%
Less: Fully taxable-equivalent adjustment	(0.02)	(0.02)	(0.02)	(0.02)	(0.02)
Net free funds/contribution (4)	0.66	0.68	0.68	0.72	0.78
Net interest margin (GAAP) (3)	3.49%	3.50%	3.54%	3.52%	3.48%
Fully taxable-equivalent adjustment	0.02	0.02	0.02	0.02	0.02
Net interest margin, fully taxable-equivalent (non-GAAP) (3)	3.51%	3.52%	3.56%	3.54%	3.50%
(1)Federal Home Loan Bank (“FHLB”) and Federal Reserve Bank (“FRB”)
(2)Interest rate spread is the difference between the yield earned on earning assets and the rate paid on interest-bearing liabilities.
(3)See Table 18: Supplemental Non-GAAP Financial Measures/Ratios for additional information on this performance measure/ratio.
(4)Net free funds are the difference between total average earning assets and total average interest-bearing liabilities. The estimated contribution to net interest margin from net free funds is calculated using the rate paid for total interest-bearing liabilities.

TABLE 7: YEAR-TO-DATE AVERAGE BALANCES, AND NET INTEREST INCOME AND MARGIN

	Average Balance for nine months ended,		Interest for nine months ended,		Yield/Rate for nine months ended,
(Dollars in thousands)	Sep 30, 2026	Sep 30, 2025	Sep 30, 2026	Sep 30, 2025	Sep 30, 2026	Sep 30, 2025
Interest-bearing deposits with banks, securities purchased under resale agreements and cash equivalents (1)	$2,506,398	$3,367,419	$65,730	$106,605	3.51%	4.23%
Investment securities (2)	10,842,451	8,866,621	320,094	238,540	3.95	3.60
FHLB and FRB stock (3)	292,803	282,016	17,121	16,144	7.82	7.65
Liquidity management assets (4) (5)	$13,641,652	$12,516,056	$402,945	$361,289	3.95%	3.86%
Other earning assets (4) (5) (6)	—	4,332	—	92	—	2.84
Mortgage loans held-for-sale	360,683	297,568	16,545	13,875	6.13	6.23
Loans, net of unearned income (4) (5) (7)	54,451,438	49,597,938	2,480,457	2,405,059	6.09	6.48
Total earning assets (5)	$68,453,773	$62,415,894	$2,899,947	$2,780,315	5.66%	5.96%
Allowance for loan and investment security losses	(403,640)	(395,041)
Cash and due from banks	531,017	483,543
Other assets	3,651,647	3,594,449
Total assets	$72,232,797	$66,098,845

NOW and interest-bearing demand deposits	$6,610,449	$6,387,859	$99,378	$111,565	2.01%	2.34%
Wealth management deposits	1,635,663	1,577,312	22,659	25,203	1.85	2.14
Money market accounts	22,012,031	18,405,748	494,738	472,095	3.01	3.43
Savings accounts	6,731,813	6,594,716	79,598	112,404	1.58	2.28
Time deposits	10,664,360	9,859,196	278,864	288,282	3.50	3.91
Interest-bearing deposits	$47,654,316	$42,824,831	$975,237	$1,009,549	2.74%	3.15%
FHLB advances (3)	3,450,920	3,151,310	85,005	77,172	3.29	3.27
Other borrowings	397,733	597,016	10,577	20,636	3.56	4.62
Subordinated notes	298,755	298,396	11,179	11,166	5.00	5.00
Junior subordinated debentures	253,566	253,566	11,841	13,006	6.24	6.86
Total interest-bearing liabilities	$52,055,290	$47,125,119	$1,093,839	$1,131,529	2.81%	3.21%
Non-interest-bearing deposits	11,220,029	10,722,772
Other liabilities	1,483,378	1,489,635
Equity	7,474,100	6,761,319
Total liabilities and shareholders’ equity	$72,232,797	$66,098,845
Interest rate spread (5) (8)					2.85%	2.75%
Less: Fully taxable-equivalent adjustment			(8,114)	(8,608)	(0.02)	(0.02)
Net free funds/contribution (9)	$16,398,483	$15,290,775			0.68	0.78
Net interest income/margin (GAAP) (5)			$1,797,994	$1,640,178	3.51%	3.51%
Fully taxable-equivalent adjustment			8,114	8,608	0.02	0.02
Net interest income/margin, fully taxable-equivalent (non-GAAP) (5)			$1,806,108	$1,648,786	3.53%	3.53%
(1)Includes interest-bearing deposits from banks and securities purchased under resale agreements with original maturities of greater than three months. Cash equivalents include federal funds sold and securities purchased under resale agreements with original maturities of three months or less.
(2)Investment securities includes investment securities classified as available-for-sale and held-to-maturity, and equity securities with readily determinable fair values. Equity securities without readily determinable fair values are included within other assets.
(3)Federal Home Loan Bank (“FHLB”) and Federal Reserve Bank (“FRB”)
(4)Interest income on tax-advantaged loans, trading securities and investment securities reflects a taxable-equivalent adjustment based on the marginal federal corporate tax rate in effect as of the applicable period.
(5)See Table 18: Supplemental Non-GAAP Financial Measures/Ratios for additional information on this performance measure/ratio.
(6)Other earning assets include brokerage customer receivables and trading account securities.
(7)Loans, net of unearned income, include non-accrual loans.
(8)Interest rate spread is the difference between the yield earned on earning assets and the rate paid on interest-bearing liabilities.
(9)Net free funds are the difference between total average earning assets and total average interest-bearing liabilities. The estimated contribution to net interest margin from net free funds is calculated using the rate paid for total interest-bearing liabilities.

TABLE 8: INTEREST RATE SENSITIVITY

As an ongoing part of its financial strategy, the Company attempts to manage the impact of fluctuations in market interest rates on net interest income. Management measures its exposure to changes in interest rates by modeling many different interest rate scenarios.

The following interest rate scenarios display the percentage change in net interest income over a one-year time horizon assuming increases and decreases of 100 and 200 basis points as compared to projected net interest income in a scenario with no assumed rate changes. The Static Shock Scenario results incorporate actual cash flows and repricing characteristics for balance sheet instruments following an instantaneous, parallel change in market rates based upon a static (i.e. no growth or constant) balance sheet. Conversely, the Ramp Scenario results incorporate management’s projections of future volume and pricing of each of the product lines following a gradual, parallel change in market rates over twelve months. Actual results may differ from these simulated results due to timing, magnitude, and frequency of interest rate changes as well as changes in market conditions and management strategies. The interest rate sensitivity for both the Static Shock and Ramp Scenario is as follows:

Static Shock Scenario	+200 Basis Points	+100 Basis Points	-100 Basis Points	-200 Basis Points
Sep 30, 2026	(2.9)%	(1.6)%	0.3%	0.1%
Jun 30, 2026	(2.4)	(1.1)	(0.1)	(0.1)
Mar 31, 2026	(0.8)	(0.1)	(1.0)	(1.9)
Dec 31, 2025	(1.6)	(0.5)	(0.5)	(0.8)
Sep 30, 2025	(2.3)	(0.8)	0.0	(0.4)

Ramp Scenario	+200 Basis Points	+100 Basis Points	-100 Basis Points	-200 Basis Points
Sep 30, 2026	(2.2)%	(1.3)%	0.5%	1.2%
Jun 30, 2026	(0.2)	(0.1)	(0.2)	(0.4)
Mar 31, 2026	(0.1)	0.0	(0.1)	(0.3)
Dec 31, 2025	(0.0)	0.1	(0.1)	(0.2)
Sep 30, 2025	(0.2)	(0.1)	0.1	(0.1)

As shown above, the magnitude of potential changes in net interest income in various interest rate scenarios has continued to remain relatively neutral. Management has taken action to reposition its sensitivity to interest rates to stabilize net interest margin following the rise in short term interest rates in 2022 and 2023. To this end, management has executed various derivative instruments including collars, floors and receive-fixed swaps to hedge variable-rate loan exposures. The Company will continue to monitor current and projected interest rates and may execute additional derivatives to mitigate potential fluctuations in the net interest margin in future periods.

TABLE 9: MATURITIES AND SENSITIVITIES TO CHANGES IN INTEREST RATES

	Loans repricing or contractual maturity period
As of September 30, 2026	One year or less	From one to five years	From five to fifteen years	After fifteen years	Total
(In thousands)
Commercial
Fixed rate	$668,421	$4,220,622	$2,267,646	$23,498	$7,180,187
Variable rate	11,157,780	3,798	—	—	11,161,578
Total commercial	$11,826,201	$4,224,420	$2,267,646	$23,498	$18,341,765
Commercial real estate
Fixed rate	$946,605	$2,696,894	$343,419	$68,813	$4,055,731
Variable rate	10,898,800	6,017	63	—	10,904,880
Total commercial real estate	$11,845,405	$2,702,911	$343,482	$68,813	$14,960,611
Home equity
Fixed rate	$8,731	$1,266	$23	$4	$10,024
Variable rate	497,807	—	—	—	497,807
Total home equity	$506,538	$1,266	$23	$4	$507,831
Residential real estate
Fixed rate	$17,516	$6,349	$61,821	$1,047,240	$1,132,926
Variable rate	153,365	870,687	2,539,037	—	3,563,089
Total residential real estate	$170,881	$877,036	$2,600,858	$1,047,240	$4,696,015
Premium finance receivables - property & casualty
Fixed rate	$8,466,546	$157,776	$—	$—	$8,624,322
Variable rate	—	—	—	—	—
Total premium finance receivables - property & casualty	$8,466,546	$157,776	$—	$—	$8,624,322
Premium finance receivables - life insurance
Fixed rate	$13,006	$35,884	$—	$—	$48,890
Variable rate	9,489,973	—	—	—	9,489,973
Total premium finance receivables - life insurance	$9,502,979	$35,884	$—	$—	$9,538,863
Consumer and other
Fixed rate	$32,133	$7,772	$968	$836	$41,709
Variable rate	93,455	—	—	—	93,455
Total consumer and other	$125,588	$7,772	$968	$836	$135,164

Total per category
Fixed rate	$10,152,958	$7,126,563	$2,673,877	$1,140,391	$21,093,789
Variable rate	32,291,180	880,502	2,539,100	—	35,710,782
Total loans, net of unearned income	$42,444,138	$8,007,065	$5,212,977	$1,140,391	$56,804,571
Less: Existing cash flow hedging derivatives (1)	(6,650,000)
Total loans repricing or maturing in one year or less, adjusted for cash flow hedging activity	$35,794,138

Variable Rate Loan Pricing by Index:
SOFR tenors (2)					$23,556,092
12- month CMT (3)					8,442,458
Prime					2,980,955
Fed Funds					502,961
Other U.S. Treasury tenors					125,663
Other					102,653
Total variable rate					$35,710,782
(1)Excludes cash flow hedges with future effective starting dates and those that have matured as of September 30, 2026. The $6.65 billion of cash flow hedging derivatives includes receive fixed swaps, collars and floors of which $5.70 billion were impacting the cash flows of loans indexed to one-month SOFR as of September 30, 2026.
(2)SOFR - Secured Overnight Financing Rate.
(3)CMT - Constant Maturity Treasury Rate.

12M CMT
1M SOFR
Prime
SOFR & CMT
PRIME
7.00
6.50
6.00
5.50
5.00
4.50
4.00
3.50
3.00
8.00
7.00
6.00
5.00
4.00
3.00
9/30/2025
10/31/2025
11/30/2025
12/31/2025
1/31/2026
2/28/2026
3/31/2026
4/30/2026
5/31/2026
6/30/2026
7/31/2026
8/31/2026
9/30/2026

	9/30/2025	10/31/2025	11/30/2025	12/31/2025	1/31/2026	2/28/2026	3/31/2026	4/30/2026	5/31/2026	6/30/2026	7/31/2026	8/31/2026	9/30/2026
1M SOFR	4.13	4.00	3.86	3.69	3.67	3.67	3.66	3.65	3.62	3.65	3.66	3.71	3.91
12M CMT	3.68	3.70	3.61	3.48	3.48	3.48	3.68	3.72	3.79	3.98	4.08	4.16	4.54
Prime	7.25	7.00	7.00	6.75	6.75	6.75	6.75	6.75	6.75	6.75	6.75	6.75	7.00
Source: Bloomberg

As noted in the table on the previous page, the majority of the Company’s portfolio is tied to SOFR and CMT indices which, as shown in the table above, do not mirror the same changes as the Prime rate, which has historically moved when the Federal Reserve raises or lowers interest rates. Specifically, the Company has variable rate loans of $20.9 billion tied to one-month SOFR and $8.4 billion tied to twelve-month CMT. The above chart shows:

	Basis Point (bp) Change in
	1-month SOFR		12- month CMT		Prime
Third Quarter 2026	26	bps	56	bps	25	bps
Second Quarter 2026	(1)		30		—
First Quarter 2026	(3)		20		—
Fourth Quarter 2025	(44)		(20)		(50)
Third Quarter 2025	(19)		(28)		(25)

TABLE 10: ALLOWANCE FOR CREDIT LOSSES

	Three Months Ended					Nine Months Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Sep 30,	Sep 30,
(Dollars in thousands)	2026	2026	2026	2025	2025	2026	2025
Allowance for credit losses at beginning of period	$481,189	$471,591	$460,465	$454,586	$457,461	$460,465	$437,060
Provision for credit losses	25,879	23,134	29,594	27,588	21,768	78,607	67,965
Other adjustments	(18)	(90)	(50)	71	(88)	(158)	96
Charge-offs:
Commercial	19,075	10,837	8,428	12,894	21,597	38,340	37,467
Commercial real estate	414	707	7,260	5,625	144	8,381	6,309
Home equity	—	—	—	—	27	—	138
Residential real estate	107	163	350	—	26	620	26
Premium finance receivables - property & casualty	7,361	5,403	7,431	8,354	6,860	20,195	20,320
Premium finance receivables - life insurance	—	—	—	—	18	—	30
Consumer and other	217	172	180	203	174	569	500
Total charge-offs	27,174	17,282	23,649	27,076	28,846	68,105	64,790
Recoveries:
Commercial	1,577	1,710	1,419	956	1,449	4,706	4,124
Commercial real estate	2,103	5	6	4	241	2,114	263
Home equity	12	16	303	28	104	331	350
Residential real estate	24	1	1	1	1	26	139
Premium finance receivables - property & casualty	2,435	2,076	3,437	4,275	2,459	7,948	9,281
Premium finance receivables - life insurance	—	—	—	—	—	—	—
Consumer and other	26	28	65	32	37	119	98
Total recoveries	6,177	3,836	5,231	5,296	4,291	15,244	14,255
Net charge-offs	(20,997)	(13,446)	(18,418)	(21,780)	(24,555)	(52,861)	(50,535)
Allowance for credit losses at period end	$486,053	$481,189	$471,591	$460,465	$454,586	$486,053	$454,586

Annualized net charge-offs (recoveries) by category as a percentage of its own respective category’s average:
Commercial	0.39%	0.20%	0.17%	0.29%	0.49%	0.26%	0.28%
Commercial real estate	(0.05)	0.02	0.21	0.16	(0.00)	0.06	0.06
Home equity	(0.01)	(0.01)	(0.26)	(0.02)	(0.06)	(0.09)	(0.06)
Residential real estate	0.01	0.01	0.03	(0.00)	0.00	0.02	(0.00)
Premium finance receivables - property & casualty	0.22	0.16	0.20	0.20	0.20	0.20	0.19
Premium finance receivables - life insurance	—	—	—	—	0.00	—	0.00
Consumer and other	0.41	0.42	0.35	0.47	0.40	0.39	0.43
Total loans, net of unearned income	0.15%	0.10%	0.14%	0.17%	0.19%	0.13%	0.14%

Loans at period end	$56,804,571	$55,654,947	$54,071,292	$53,105,101	$52,063,482
Allowance for loan losses as a percentage of loans at period end	0.71%	0.72%	0.72%	0.71%	0.74%
Allowance for loan and unfunded lending-related commitment losses as a percentage of loans at period end	0.86	0.86	0.87	0.87	0.87

TABLE 11: ALLOWANCE AND PROVISION FOR CREDIT LOSSES BY COMPONENT

	Three Months Ended					Nine Months Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Sep 30,	Sep 30,
(In thousands)	2026	2026	2026	2025	2025	2026	2025
Provision for loan losses - Other	$19,792	$25,837	$29,836	$14,369	$19,610	$75,465	$73,043
Provision for unfunded lending-related commitments losses - Other	6,094	(2,666)	(239)	13,354	2,160	3,189	(5,017)
Provision for held-to-maturity securities losses	(7)	(37)	(3)	(135)	(2)	(47)	(61)
Provision for credit losses	$25,879	$23,134	$29,594	$27,588	$21,768	$78,607	$67,965

Allowance for loan losses	$401,729	$402,952	$390,651	$379,283	$386,622
Allowance for unfunded lending-related commitments losses	84,111	78,017	80,683	80,922	67,569
Allowance for loan losses and unfunded lending-related commitments losses	485,840	480,969	471,334	460,205	454,191
Allowance for held-to-maturity securities losses	213	220	257	260	395
Allowance for credit losses	$486,053	$481,189	$471,591	$460,465	$454,586

TABLE 12: ALLOWANCE BY LOAN PORTFOLIO

The table below summarizes the calculation of allowance for loan losses and allowance for unfunded lending-related commitments losses for the Company’s loan portfolios as well as core and niche portfolios, as of September 30, 2026, June 30, 2026 and March 31, 2026.

	As of Sep 30, 2026			As of Jun 30, 2026			As of Mar 31, 2026
(Dollars in thousands)	Recorded Investment	Calculated Allowance	% of its category’s balance	Recorded Investment	Calculated Allowance	% of its category’s balance	Recorded Investment	Calculated Allowance	% of its category’s balance
Commercial	$18,341,765	$240,134	1.31%	$18,281,311	$234,809	1.28%	$17,763,221	$210,959	1.19%
Commercial real estate:
Construction and development	2,678,889	66,450	2.48	2,655,665	67,343	2.54	2,323,942	74,092	3.19
Non-construction	12,281,722	142,623	1.16	11,614,942	142,605	1.23	11,838,344	150,778	1.27
Total commercial real estate	$14,960,611	$209,073	1.40%	$14,270,607	$209,948	1.47%	$14,162,286	$224,870	1.59%
Total commercial and commercial real estate	$33,302,376	$449,207	1.35%	$32,551,918	$444,757	1.37%	$31,925,507	$435,829	1.37%
Home equity	507,831	9,837	1.94	491,782	10,004	2.03	471,264	10,213	2.17
Residential real estate	4,696,015	13,619	0.29	4,542,692	13,257	0.29	4,465,166	13,081	0.29
Premium finance receivables - property & casualty	8,624,322	11,499	0.13	8,612,023	11,142	0.13	7,890,331	10,591	0.13
Premium finance receivables - life insurance	9,538,863	830	0.01	9,312,521	810	0.01	9,196,382	800	0.01
Consumer and other	135,164	848	0.63	144,011	999	0.69	122,642	820	0.67
Total loans, net of unearned income	$56,804,571	$485,840	0.86%	$55,654,947	$480,969	0.86%	$54,071,292	$471,334	0.87%

Total core loans (1)	$33,868,895	$413,833	1.22%	$32,716,938	$406,752	1.24%	$32,118,691	$408,892	1.27%
Total niche loans (1)	22,935,676	72,007	0.31	22,938,009	74,217	0.32	21,952,601	62,442	0.28
(1)See Table 1 for additional detail on core and niche loans.

TABLE 13: LOAN PORTFOLIO AGING

(In thousands)	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025
Loan Balances:
Commercial
Non-accrual	$85,670	$90,642	$87,750	$78,059	$66,577
90+ days and still accruing	—	—	—	—	—
60-89 days past due	21,825	14,851	9,996	22,952	12,190
30-59 days past due	39,132	38,292	90,389	90,205	36,136
Current	18,195,138	18,137,526	17,575,086	16,853,470	16,429,439
Total commercial	$18,341,765	$18,281,311	$17,763,221	$17,044,686	$16,544,342
Commercial real estate
Non-accrual	$13,013	$17,220	$16,757	$25,147	$28,202
90+ days and still accruing	—	—	—	—	—
60-89 days past due	17,827	14,879	17,133	19,529	14,119
30-59 days past due	74,545	60,451	54,143	65,601	83,055
Current	14,855,226	14,178,057	14,074,253	13,830,459	13,493,831
Total commercial real estate	$14,960,611	$14,270,607	$14,162,286	$13,940,736	$13,619,207
Home equity
Non-accrual	$1,149	$1,177	$1,142	$1,221	$1,295
90+ days and still accruing	—	—	—	—	—
60-89 days past due	1,085	690	463	1,112	246
30-59 days past due	1,427	878	2,012	2,818	2,294
Current	504,170	489,037	467,647	475,374	480,367
Total home equity	$507,831	$491,782	$471,264	$480,525	$484,202
Residential real estate
Early buy-out loans guaranteed by U.S. government agencies (1)	$143,138	$131,335	$145,225	$145,793	$124,824
Non-accrual	26,218	25,910	27,360	32,862	28,942
90+ days and still accruing	—	—	—	—	—
60-89 days past due	5,390	3,310	129	7,562	8,829
30-59 days past due	114	—	30,854	24,908	95
Current	4,521,155	4,382,137	4,261,598	4,106,107	3,981,180
Total residential real estate	$4,696,015	$4,542,692	$4,465,166	$4,317,232	$4,143,870
Premium finance receivables - property & casualty
Non-accrual	$23,341	$28,061	$33,891	$29,354	$24,512
90+ days and still accruing	17,093	16,003	15,823	19,115	13,006
60-89 days past due	19,238	18,198	16,188	29,294	23,527
30-59 days past due	33,757	25,864	47,936	57,685	38,133
Current	8,530,893	8,523,897	7,776,493	8,047,968	8,267,114
Total Premium finance receivables - property & casualty	$8,624,322	$8,612,023	$7,890,331	$8,183,416	$8,366,292
Premium finance receivables - life insurance
Non-accrual	$—	$—	$—	$—	$—
90+ days and still accruing	10,380	—	—	—	—
60-89 days past due	536	2,908	22,690	13,887	34,016
30-59 days past due	3,515	8,606	58,760	22,806	34,506
Current	9,524,432	9,301,007	9,114,932	8,986,949	8,690,031
Total Premium finance receivables - life insurance	$9,538,863	$9,312,521	$9,196,382	$9,023,642	$8,758,553
Consumer and other
Non-accrual	$27	$113	$16	$8	$38
90+ days and still accruing	13	145	10	42	60
60-89 days past due	42	195	130	466	49
30-59 days past due	251	1,253	230	643	159
Current	134,831	142,305	122,256	113,705	146,710
Total consumer and other	$135,164	$144,011	$122,642	$114,864	$147,016
Total loans, net of unearned income
Early buy-out loans guaranteed by U.S. government agencies (1)	$143,138	$131,335	$145,225	$145,793	$124,824
Non-accrual	149,418	163,123	166,916	166,651	149,566
90+ days and still accruing	27,486	16,148	15,833	19,157	13,066
60-89 days past due	65,943	55,031	66,729	94,802	92,976
30-59 days past due	152,741	135,344	284,324	264,666	194,378
Current	56,265,845	55,153,966	53,392,265	52,414,032	51,488,672
Total loans, net of unearned income	$56,804,571	$55,654,947	$54,071,292	$53,105,101	$52,063,482
(1)Early buy-out loans are insured or guaranteed by the Federal Housing Administration or the U.S. Department of Veterans Affairs, subject to indemnifications and insurance limits for certain loans.

TABLE 14: NON-PERFORMING ASSETS (1)

	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(Dollars in thousands)	2026	2026	2026	2025	2025
Loans past due greater than 90 days and still accruing:
Commercial	$—	$—	$—	$—	$—
Commercial real estate	—	—	—	—	—
Home equity	—	—	—	—	—
Residential real estate	—	—	—	—	—
Premium finance receivables - property & casualty	17,093	16,003	15,823	19,115	13,006
Premium finance receivables - life insurance	10,380	—	—	—	—
Consumer and other	13	145	10	42	60
Total loans past due greater than 90 days and still accruing	27,486	16,148	15,833	19,157	13,066
Non-accrual loans:
Commercial	85,670	90,642	87,750	78,059	66,577
Commercial real estate	13,013	17,220	16,757	25,147	28,202
Home equity	1,149	1,177	1,142	1,221	1,295
Residential real estate	26,218	25,910	27,360	32,862	28,942
Premium finance receivables - property & casualty	23,341	28,061	33,891	29,354	24,512
Premium finance receivables - life insurance	—	—	—	—	—
Consumer and other	27	113	16	8	38
Total non-accrual loans	149,418	163,123	166,916	166,651	149,566
Total non-performing loans:
Commercial	85,670	90,642	87,750	78,059	66,577
Commercial real estate	13,013	17,220	16,757	25,147	28,202
Home equity	1,149	1,177	1,142	1,221	1,295
Residential real estate	26,218	25,910	27,360	32,862	28,942
Premium finance receivables - property & casualty	40,434	44,064	49,714	48,469	37,518
Premium finance receivables - life insurance	10,380	—	—	—	—
Consumer and other	40	258	26	50	98
Total non-performing loans	$176,904	$179,271	$182,749	$185,808	$162,632
Other real estate owned	16,404	15,940	17,439	20,839	24,832
Total non-performing assets	$193,308	$195,211	$200,188	$206,647	$187,464
Total non-performing loans by category as a percent of its own respective category’s period-end balance:
Commercial	0.47%	0.50%	0.49%	0.46%	0.40%
Commercial real estate	0.09	0.12	0.12	0.18	0.21
Home equity	0.23	0.24	0.24	0.25	0.27
Residential real estate	0.56	0.57	0.61	0.76	0.70
Premium finance receivables - property & casualty	0.47	0.51	0.63	0.59	0.45
Premium finance receivables - life insurance	0.11	—	—	—	—
Consumer and other	0.03	0.18	0.02	0.04	0.07
Total loans, net of unearned income	0.31%	0.32%	0.34%	0.35%	0.31%
Total non-performing assets as a percentage of total assets	0.25%	0.26%	0.28%	0.29%	0.27%
Allowance for loan losses and unfunded lending-related commitments losses as a percentage of non-accrual loans	325.15%	294.85%	282.38%	276.15%	303.67%

(1)Excludes early buy-out loans guaranteed by U.S. government agencies. Early buy-out loans are insured or guaranteed by the Federal Housing Administration or the U.S. Department of Veterans Affairs, subject to indemnifications and insurance limits for certain loans.

Non-performing Loans Rollforward, excluding early buy-out loans guaranteed by U.S. government agencies

	Three Months Ended					Nine Months Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Sep 30,	Sep 30,
(In thousands)	2026	2026	2026	2025	2025	2026	2025
Balance at beginning of period	$179,271	$182,749	$185,808	$162,632	$188,838	$185,808	$170,823
Additions from becoming non-performing in the respective period	29,694	31,070	24,969	46,198	34,805	85,733	111,177
Return to performing status	(11,423)	(1,671)	(3,663)	(2,937)	(3,399)	(16,757)	(11,502)
Payments received	(7,568)	(19,503)	(13,780)	(13,734)	(28,052)	(40,851)	(49,619)
Transfer to OREO or other assets	(1,582)	—	(868)	(286)	(348)	(2,450)	(2,595)
Charge-offs, net	(18,106)	(7,860)	(10,930)	(16,998)	(21,526)	(36,896)	(41,860)
Net change for premium finance receivables	6,618	(5,514)	1,213	10,933	(7,686)	2,317	(13,792)
Balance at end of period	$176,904	$179,271	$182,749	$185,808	$162,632	$176,904	$162,632

Other Real Estate Owned

	Three Months Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(In thousands)	2026	2026	2026	2025	2025
Balance at beginning of period	$15,940	$17,439	$20,839	$24,832	$23,615
Disposals/resolved	(127)	(1,499)	(4,760)	(2,141)	—
Transfers in at fair value, less costs to sell	591	—	1,360	—	1,217
Fair value adjustments	—	—	—	(1,852)	—
Balance at end of period	$16,404	$15,940	$17,439	$20,839	$24,832

	Period End
(In thousands)	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
Balance by Property Type:	2026	2026	2026	2025	2025
Residential real estate	$—	$—	$—	$—	$—
Commercial real estate	16,404	15,940	17,439	20,839	24,832
Total	$16,404	$15,940	$17,439	$20,839	$24,832

TABLE 15: NON-INTEREST INCOME

	Three Months Ended					Q3 2026 compared to Q2 2026		Q3 2026 compared to Q3 2025
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(Dollars in thousands)	2026	2026	2026	2025	2025	$ Change	% Change	$ Change	% Change
Brokerage	$5,144	$4,985	$5,301	$5,384	$4,426	$159	3%	$718	16%
Trust and asset management	35,823	34,898	36,758	33,981	32,762	925	3	3,061	9
Total wealth management	40,967	39,883	42,059	39,365	37,188	1,084	3	3,779	10
Mortgage banking	25,532	27,438	23,396	22,625	24,451	(1,906)	(7)	1,081	4
Service charges on deposit accounts	22,161	21,240	20,970	20,402	19,825	921	4	2,336	12
(Losses) gains on investment securities, net	(1,621)	1,845	(31)	1,505	2,972	(3,466)	NM	(4,593)	NM
Fees from covered call options	4,585	4,793	4,669	5,992	5,619	(208)	(4)	(1,034)	(18)
Trading gains (losses), net	48	70	10	(257)	172	(22)	(31)	(124)	(72)
Operating lease income, net	18,447	18,804	19,154	16,365	15,466	(357)	(2)	2,981	19
Other:
Interest rate swap fees	3,757	3,117	4,041	4,664	3,909	640	21	(152)	(4)
BOLI	846	3,216	948	1,915	1,591	(2,370)	(74)	(745)	(47)
Administrative services	1,437	1,341	1,243	1,352	1,240	96	7	197	16
Foreign currency remeasurement (losses) gains	(433)	253	(368)	322	(416)	(686)	NM	(17)	4
Changes in fair value on EBOs and loans held-for-investment	(356)	(373)	(287)	(1,702)	1,452	17	5	(1,808)	NM
Early pay-offs of capital leases	928	1,054	1,198	581	519	(126)	(12)	409	79
Miscellaneous	19,975	18,588	17,140	17,261	16,839	1,387	7	3,136	19
Total Other	26,154	27,196	23,915	24,393	25,134	(1,042)	(4)	1,020	4
Total Non-Interest Income	$136,273	$141,269	$134,142	$130,390	$130,827	$(4,996)	(4)%	$5,446	4%

	Nine Months Ended		2026 compared to 2025
	Sep 30,	Sep 30,
(Dollars in thousands)	2026	2025	$ Change	% Change
Brokerage	$15,430	$13,395	$2,035	15%
Trust and asset management	107,479	94,656	12,823	14
Total wealth management	122,909	108,051	14,858	14
Mortgage banking	76,366	68,150	8,216	12
Service charges on deposit accounts	64,371	58,689	5,682	10
Gains on investment securities, net	193	6,818	(6,625)	(97)
Fees from covered call options	14,047	14,689	(642)	(4)
Trading gains, net	128	259	(131)	(51)
Operating lease income, net	56,405	45,919	10,486	23
Other:
Interest rate swap fees	10,915	9,188	1,727	19
BOLI	5,010	4,644	366	8
Administrative services	4,021	3,948	73	2
Foreign currency remeasurement (losses) gains	(548)	59	(607)	NM
Changes in fair value on EBOs and loans held-for-investment	(1,016)	2,007	(3,023)	NM
Early pay-offs of capital leases	3,180	1,687	1,493	89
Miscellaneous	55,703	47,442	8,261	17
Total Other	77,265	68,975	8,290	12
Total Non-Interest Income	$411,684	$371,550	$40,134	11%
NM - Not meaningful.
BOLI - Bank-owned life insurance.
EBO - Early buy-out.

TABLE 16: MORTGAGE BANKING

	Three Months Ended
(Dollars in thousands)	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025
Originations:
Retail originations	$487,106	$660,325	$441,749	$589,139	$505,793
Veterans First originations	131,447	174,644	152,244	208,054	137,600
Total originations for sale (A)	$618,553	$834,969	$593,993	$797,193	$643,393
Originations for investment	289,296	315,487	371,540	364,988	351,012
Total originations	$907,849	$1,150,456	$965,533	$1,162,181	$994,405
As a percentage of originations for sale:
Retail originations	79%	79%	74%	74%	79%
Veterans First originations	21	21	26	26	21
Purchases	80%	74%	52%	52%	77%
Refinances	20	26	48	48	23
Production Margin:
Production revenue (B) (1)	$10,902	$13,150	$13,028	$10,878	$15,388
Total originations for sale (A)	$618,553	$834,969	$593,993	$797,193	$643,393
Add: Current period end mandatory interest rate lock commitments to fund originations for sale (2)	93,178	171,656	218,156	122,804	307,932
Less: Prior period end mandatory interest rate lock commitments to fund originations for sale (2)	171,656	218,156	122,804	307,932	163,664
Total mortgage production volume (C)	$540,075	$788,469	$689,345	$612,065	$787,661
Production margin (B / C)	2.02%	1.67%	1.89%	1.78%	1.95%
Mortgage Servicing:
Loans serviced for others (D)	$12,790,822	$12,669,679	$12,534,513	$12,608,694	$12,524,131
Mortgage Servicing Rights (“MSR”), at fair value (E)	238,485	201,903	195,276	195,023	190,938
Percentage of MSRs to loans serviced for others (E / D)	1.86%	1.59%	1.56%	1.55%	1.52%
Servicing income	$10,678	$10,724	$10,353	$10,185	$10,112
MSR Fair Value Asset Activity
MSR - FV at Beginning of Period	$201,903	$195,276	$195,023	$190,938	$193,061
MSR - Current period capitalization	7,083	8,745	6,434	9,150	5,829
MSR - Collection of expected cash flows - paydowns	(1,839)	(1,684)	(1,620)	(1,550)	(1,554)
MSR - Collection of expected cash flows - payoffs and repurchases	(3,548)	(4,815)	(5,021)	(6,250)	(4,050)
MSR - Changes in fair value model assumptions	34,886	4,381	460	2,735	(2,348)
MSR Fair Value at end of period	$238,485	$201,903	$195,276	$195,023	$190,938
Summary of Mortgage Banking Revenue:
Operational:
Production revenue (1)	$10,902	$13,150	$13,028	$10,878	$15,388
MSR - Current period capitalization	7,083	8,745	6,434	9,150	5,829
MSR - Collection of expected cash flows - paydowns	(1,839)	(1,684)	(1,620)	(1,550)	(1,554)
MSR - Collection of expected cash flows - payoffs and repurchases	(3,548)	(4,815)	(5,021)	(6,250)	(4,050)
Servicing Income	10,678	10,724	10,353	10,185	10,112
Other Revenue	(282)	72	(45)	(17)	(345)
Total operational mortgage banking revenue	$22,994	$26,192	$23,129	$22,396	$25,380
Fair Value:
MSR - changes in fair value model assumptions	$34,886	$4,381	$460	$2,735	$(2,348)
(Loss) gain on derivative contract held as an economic hedge, net	(27,671)	(3,396)	(900)	(2,425)	265
Changes in FV on early buy-out loans guaranteed by US Govt held-for-sale	(4,677)	261	707	(81)	1,154
Total fair value mortgage banking revenue	$2,538	$1,246	$267	$229	$(929)
Total mortgage banking revenue	$25,532	$27,438	$23,396	$22,625	$24,451
(1)Production revenue represents revenue earned from the origination and subsequent sale of mortgages, including gains on loans sold and fees from originations, changes in other related financial instruments carried at fair value, processing and other related activities, and excludes servicing fees, changes in the fair value of servicing rights and changes to the mortgage recourse obligation and other non-production revenue.
(2)Certain volume adjusted for the estimated pull-through rate of the loan, which represents the Company’s best estimate of the likelihood that a committed loan will ultimately fund.

	Nine Months Ended
(Dollars in thousands)	Sep 30, 2026	Sep 30, 2025
Originations:
Retail originations	$1,589,180	$1,378,020
Veterans First originations	458,335	407,372
Total originations for sale (A)	$2,047,515	$1,785,392
Originations for investment	976,323	991,115
Total originations	$3,023,838	$2,776,507
As a percentage of originations for sale:
Retail originations	78%	77%
Veterans First originations	22	23
Purchases	69%	76%
Refinances	31	24
Production Margin:
Production revenue (B) (1)	$37,080	$38,709
Total originations for sale (A)	$2,047,515	$1,785,392
Add: Current period end mandatory interest rate lock commitments to fund originations for sale (2)	93,178	307,932
Less: Prior period end mandatory interest rate lock commitments to fund originations for sale (2)	122,804	103,946
Total mortgage production volume (C)	$2,017,889	$1,989,378
Production margin (B / C)	1.84%	1.95%
Mortgage Servicing:
Loans serviced for others (D)	$12,790,822	$12,524,131
MSRs, at fair value (E)	238,485	190,938
Percentage of MSRs to loans serviced for others (E / D)	1.86%	1.52%
Servicing income	$31,755	$31,243
MSR Fair Value Asset Activity
MSR - FV at Beginning of Period	$195,023	$203,788
MSR - Current period capitalization	22,262	16,834
MSR - Collection of expected cash flows - paydowns	(5,143)	(4,660)
MSR - Collection of expected cash flows - payoffs and repurchases	(13,384)	(11,196)
MSR - Changes in fair value model assumptions	39,727	(13,828)
MSR Fair Value at end of period	$238,485	$190,938
Summary of Mortgage Banking Revenue:
Operational:
Production revenue (1)	$37,080	$38,709
MSR - Current period capitalization	22,262	16,834
MSR - Collection of expected cash flows - paydowns	(5,143)	(4,660)
MSR - Collection of expected cash flows - payoffs and repurchases	(13,384)	(11,196)
Servicing Income	31,755	31,243
Other Revenue	(255)	(596)
Total operational mortgage banking revenue	$72,315	$70,334
Fair Value:
MSR - changes in fair value model assumptions	$39,727	$(13,828)
(Loss) gain on derivative contract held as an economic hedge, net	(31,967)	7,697
Changes in FV on early buy-out loans guaranteed by US Govt held-for-sale	(3,709)	3,947
Total fair value mortgage banking revenue	$4,051	$(2,184)
Total mortgage banking revenue	$76,366	$68,150
(1)Production revenue represents revenue earned from the origination and subsequent sale of mortgages, including gains on loans sold and fees from originations, changes in other related financial instruments carried at fair value, processing and other related activities, and excludes servicing fees, changes in the fair value of servicing rights and changes to the mortgage recourse obligation and other non-production revenue.
(2)Certain volume adjusted for the estimated pull-through rate of the loan, which represents the Company’s best estimate of the likelihood that a committed loan will ultimately fund.

TABLE 17: NON-INTEREST EXPENSE

	Three Months Ended					Q3 2026 compared to Q2 2026		Q3 2026 compared to Q3 2025
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(Dollars in thousands)	2026	2026	2026	2025	2025	$ Change	% Change	$ Change	% Change
Salaries and employee benefits:
Salaries	$128,618	$129,875	$129,086	$124,856	$124,623	$(1,257)	(1)%	$3,995	3%
Commissions and incentive compensation	61,911	62,463	57,407	57,117	56,244	(552)	(1)	5,667	10
Benefits	40,023	41,751	41,954	40,584	38,801	(1,728)	(4)	1,222	3
Total salaries and employee benefits	230,552	234,089	228,447	222,557	219,668	(3,537)	(2)	10,884	5
Software and equipment	39,179	39,288	35,654	36,096	35,027	(109)	0	4,152	12
Operating lease equipment	11,661	11,187	10,987	11,034	10,409	474	4	1,252	12
Occupancy, net	19,548	21,153	20,566	20,105	20,809	(1,605)	(8)	(1,261)	(6)
Data processing	11,218	10,659	11,266	11,809	11,329	559	5	(111)	(1)
Advertising and marketing	21,806	20,432	13,218	13,792	19,027	1,374	7	2,779	15
Professional fees	10,687	9,342	7,375	8,280	7,465	1,345	14	3,222	43
Amortization of other acquisition-related intangible assets	4,686	4,921	4,958	4,999	5,196	(235)	(5)	(510)	(10)
FDIC insurance	12,138	11,796	10,990	11,061	11,418	342	3	720	6
FDIC insurance - special assessment	—	(5,156)	—	(499)	—	5,156	100	—	—
OREO expense, net	282	786	207	2,162	262	(504)	(64)	20	8
Other:
Lending expenses, net of deferred origination costs	6,196	6,165	6,510	6,367	6,169	31	1	27	0
Travel and entertainment	6,874	6,938	5,426	7,965	6,029	(64)	(1)	845	14
Miscellaneous	30,838	25,937	27,028	28,725	27,220	4,901	19	3,618	13
Total other	43,908	39,040	38,964	43,057	39,418	4,868	12	4,490	11
Total Non-Interest Expense	$405,665	$397,537	$382,632	$384,453	$380,028	$8,128	2%	$25,637	7%

	Nine Months Ended		2026 compared to 2025
	Sep 30,	Sep 30,
(Dollars in thousands)	2026	2025	$ Change	% Change
Salaries and employee benefits:
Salaries	$387,579	$371,714	$15,865	4%
Commissions and incentive compensation	181,781	164,651	17,130	10
Benefits	123,728	114,370	9,358	8
Total salaries and employee benefits	693,088	650,735	42,353	7
Software and equipment	114,121	106,266	7,855	7
Operating lease equipment	33,835	31,637	2,198	7
Occupancy, net	61,267	61,815	(548)	(1)
Data processing	33,143	34,713	(1,570)	(5)
Advertising and marketing	55,456	50,060	5,396	11
Professional fees	27,404	25,752	1,652	6
Amortization of other acquisition-related intangible assets	14,565	16,394	(1,829)	(11)
FDIC insurance	34,924	33,315	1,609	5
FDIC insurance - special assessment	(5,156)	—	(5,156)	(100)
OREO expense, net	1,275	1,410	(135)	(10)
Other:
Lending expenses, net of deferred origination costs	18,871	16,904	1,967	12
Travel and entertainment	19,238	17,325	1,913	11
Miscellaneous	83,803	81,253	2,550	3
Total other	121,912	115,482	6,430	6
Total Non-Interest Expense	$1,185,834	$1,127,579	$58,255	5%
NM - Not meaningful.

TABLE 18: SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES/RATIOS

The accounting and reporting policies of Wintrust conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures and ratios are used by management to evaluate and measure the Company’s performance. These include taxable-equivalent net interest income (including its individual components), taxable-equivalent net interest margin (including its individual components), the taxable-equivalent efficiency ratio, tangible common equity ratio, tangible book value per common share, return on average tangible common equity, and pre-tax income, excluding provision for credit losses. Management believes that these measures and ratios provide users of the Company’s financial information a more meaningful view of the performance of the Company’s interest-earning assets and interest-bearing liabilities and of the Company’s operating efficiency. Other financial holding companies may define or calculate these measures and ratios differently.

Management reviews yields on certain asset categories and the net interest margin of the Company and its banking subsidiaries on a fully taxable-equivalent basis (“FTE”). In this non-GAAP presentation, net interest income is adjusted to reflect tax-exempt interest income on an equivalent before-tax basis using tax rates effective as of the end of the period. This measure ensures comparability of net interest income arising from both taxable and tax-exempt sources. Net interest income on a FTE basis is also used in the calculation of the Company’s efficiency ratio. The efficiency ratio, which is calculated by dividing non-interest expense by total taxable-equivalent net revenue (less securities gains or losses), measures how much it costs to produce one dollar of revenue. Securities gains or losses are excluded from this calculation to better match revenue from daily operations to operational expenses. Management considers the tangible common equity ratio and tangible book value per common share as useful measurements of the Company’s equity. The Company references the return on average tangible common equity as a measurement of profitability. Management considers pre-tax income, excluding provision for credit losses, as a useful measurement of the Company’s core net income.

	Three Months Ended					Nine Months Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Sep 30,	Sep 30,
(Dollars and shares in thousands)	2026	2026	2026	2025	2025	2026	2025
Reconciliation of Non-GAAP Net Interest Margin and Efficiency Ratio:
(A) Interest Income (GAAP)	$1,002,861	$961,412	$927,560	$956,326	$963,834	$2,891,833	$2,771,707
Taxable-equivalent adjustment:
- Loans	2,151	2,111	2,026	2,134	2,154	6,288	6,560
- Liquidity Management Assets	610	630	586	661	675	1,826	2,045
- Other Earning Assets	—	—	—	—	—	—	3
(B) Interest Income (non-GAAP)	$1,005,622	$964,153	$930,172	$959,121	$966,663	$2,899,947	$2,780,315
(C) Interest Expense (GAAP)	381,257	364,046	348,536	372,452	396,824	1,093,839	1,131,529
(D) Net Interest Income (GAAP) (A minus C)	621,604	597,366	579,024	583,874	567,010	1,797,994	1,640,178
(E) Net Interest Income (non-GAAP) (B minus C)	624,365	600,107	581,636	586,669	569,839	1,806,108	1,648,786
Net interest margin (GAAP)	3.49%	3.50%	3.54%	3.52%	3.48%	3.51%	3.51%
Net interest margin, fully taxable-equivalent (non-GAAP)	3.51	3.52	3.56	3.54	3.50	3.53	3.53
(F) Non-interest income	$136,273	$141,269	$134,142	$130,390	$130,827	$411,684	$371,550
(G) (Losses) gains on investment securities, net	(1,621)	1,845	(31)	1,505	2,972	193	6,818
(H) Non-interest expense	405,665	397,537	382,632	384,453	380,028	1,185,834	1,127,579
Efficiency ratio (H/(D+F-G))	53.41%	53.96%	53.65%	53.94%	54.69%	53.67%	56.24%
Efficiency ratio (non-GAAP) (H/(E+F-G))	53.22	53.76	53.45	53.73	54.47	53.47	56.00

	Three Months Ended					Nine Months Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Sep 30,	Sep 30,
(Dollars and shares in thousands)	2026	2026	2026	2025	2025	2026	2025
Reconciliation of Non-GAAP Tangible Common Equity Ratio:
Total shareholders’ equity (GAAP)	$7,289,546	$7,525,116	$7,378,100	$7,258,715	$7,045,757
Less: Non-convertible preferred stock (GAAP)	(425,000)	(425,000)	(425,000)	(425,000)	(425,000)
Less: Acquisition-related intangible assets (GAAP)	(914,694)	(885,338)	(890,698)	(895,959)	(902,936)
(I) Total tangible common shareholders’ equity (non-GAAP)	$5,949,852	$6,214,778	$6,062,402	$5,937,756	$5,717,821
(J) Total assets (GAAP)	$75,971,620	$74,668,135	$72,157,433	$71,142,046	$69,629,638
Less: Acquisition-related intangible assets (GAAP)	(914,694)	(885,338)	(890,698)	(895,959)	(902,936)
(K) Total tangible assets (non-GAAP)	$75,056,926	$73,782,797	$71,266,735	$70,246,087	$68,726,702
Common equity to assets ratio (GAAP) (L/J)	9.0%	9.5%	9.6%	9.6%	9.5%
Tangible common equity ratio (non-GAAP) (I/K)	7.9	8.4	8.5	8.5	8.3

Reconciliation of Non-GAAP Tangible Book Value per Common Share:
Total shareholders’ equity	$7,289,546	$7,525,116	$7,378,100	$7,258,715	$7,045,757
Less: Non-convertible preferred stock (GAAP)	(425,000)	(425,000)	(425,000)	(425,000)	(425,000)
(L) Total common equity	$6,864,546	$7,100,116	$6,953,100	$6,833,715	$6,620,757
(M) Actual common shares outstanding	67,472	67,455	67,437	66,975	66,961
Book value per common share (L/M)	$101.74	$105.26	$103.10	$102.03	$98.87
Tangible book value per common share (non-GAAP) (I/M)	88.18	92.13	89.90	88.66	85.39

Reconciliation of Non-GAAP Return on Average Tangible Common Equity:
(N) Net income applicable to common shares	$230,687	$225,326	$219,021	$214,657	$188,913	$675,034	$559,497
Add: Acquisition-related intangible asset amortization	4,686	4,921	4,958	4,999	5,196	14,565	16,394
Less: Tax effect of acquisition-related intangible asset amortization	(1,251)	(1,304)	(1,210)	(1,310)	(1,403)	(3,772)	(4,328)
After-tax Acquisition-related intangible asset amortization	$3,435	$3,617	$3,748	$3,689	$3,793	$10,793	$12,066
(O) Tangible net income applicable to common shares (non-GAAP)	$234,122	$228,943	$222,769	$218,346	$192,706	$685,827	$571,563
Total average shareholders’ equity	$7,558,263	$7,474,449	$7,387,713	$7,166,608	$6,955,543	$7,474,100	$6,761,319
Less: Average preferred stock	(425,000)	(425,000)	(425,000)	(425,000)	(483,288)	(425,000)	(498,626)
(P) Total average common shareholders’ equity	$7,133,263	$7,049,449	$6,962,713	$6,741,608	$6,472,255	$7,049,100	$6,262,693
Less: Average acquisition-related intangible assets	(895,137)	(889,059)	(894,211)	(901,022)	(906,032)	(892,805)	(910,972)
(Q) Total average tangible common shareholders’ equity (non-GAAP)	$6,238,126	$6,160,390	$6,068,502	$5,840,586	$5,566,223	$6,156,295	$5,351,721
Return on average common equity, annualized (N/P)	12.83%	12.82%	12.76%	12.63%	11.58%	12.80%	11.94%
Return on average tangible common equity, annualized (non-GAAP) (O/Q)	14.89	14.91	14.89	14.83	13.74	14.89	14.28

Reconciliation of Non-GAAP Pre-Tax, Pre-Provision Income:
Income before taxes	$326,333	$317,964	$300,940	$302,223	$296,041	$945,237	$816,184
Add: Provision for credit losses	25,879	23,134	29,594	27,588	21,768	78,607	67,965
Pre-tax income, excluding provision for credit losses (non-GAAP)	$352,212	$341,098	$330,534	$329,811	$317,809	$1,023,844	$884,149

	Three Months Ended					Nine Months Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Sep 30,	Sep 30,
(Dollars and shares in thousands, except per share data)	2026	2026	2026	2025	2025	2026	2025
Reconciliation of Non-GAAP Net Income per Common Share:
Net income	$239,054	$233,693	$227,388	$223,024	$216,254	$700,135	$600,820
Preferred stock dividends	8,367	8,367	8,367	8,367	13,295	25,101	27,277
Preferred stock redemption	—	—	—	—	14,046	—	14,046
(R) Net income applicable to common shares	$230,687	$225,326	$219,021	$214,657	$188,913	$675,034	$559,497
(S) Weighted average common shares outstanding	67,467	67,434	67,246	66,970	66,952	67,383	66,871
Dilutive potential common shares	911	852	851	1,143	1,028	876	945
(T) Average common shares and dilutive common shares	68,378	68,286	68,097	68,113	67,980	68,259	67,816
Net income per common share - Basic (R/S)	$3.42	$3.34	$3.26	$3.21	$2.82	$10.02	$8.37
Net income per common share - Diluted (R/T)	$3.37	$3.30	$3.22	$3.15	$2.78	$9.89	$8.25
Preferred stock series F excess one-time extended first dividend	$—	$—	$—	$—	$4,927	$—	$4,927
Preferred stock redemption	—	—	—	—	14,046	—	14,046
(U) Total non-recurring preferred stock offering impact (non-GAAP)	$—	$—	$—	$—	$18,973	$—	$18,973
Net income per common share - Basic (non-GAAP) (R+U)/S	$3.42	$3.34	$3.26	$3.21	$3.11	$10.02	$8.65
Net income per common share - Diluted (non-GAAP) (R+U)/T	$3.37	$3.30	$3.22	$3.15	$3.06	$9.89	$8.53

WINTRUST SUBSIDIARIES

Wintrust is a financial holding company whose common stock is traded on the Nasdaq Global Select Market (Nasdaq: WTFC) that operates bank retail locations in the greater Chicago, southern Wisconsin, west Michigan, northwest Indiana, and southwest Florida market areas. Its 16 community bank subsidiaries are: Barrington Bank & Trust Company, N.A., Beverly Bank & Trust Company, N.A., Crystal Lake Bank & Trust Company, N.A., Hinsdale Bank & Trust Company, N.A., Lake Forest Bank & Trust Company, N.A., Libertyville Bank & Trust Company, N.A., Macatawa Bank, N.A., Northbrook Bank & Trust Company, N.A., Old Plank Trail Community Bank, N.A., Schaumburg Bank & Trust Company, N.A., St. Charles Bank & Trust Company, N.A., State Bank of The Lakes, N.A., Town Bank, N.A., Village Bank & Trust, N.A., Wheaton Bank & Trust Company, N.A., and Wintrust Bank, N.A.

Additionally, the Company operates various non-bank businesses:
•FIRST Insurance Funding and Wintrust Life Finance, each a division of Lake Forest Bank & Trust Company, N.A., serve property and casualty and life insurance loan customers, respectively, throughout the United States.
•First Insurance Funding of Canada serves property and casualty insurance loan customers throughout Canada.
•Tricom, Inc. of Milwaukee provides high-yielding, short-term accounts receivable financing and value-added out-sourced administrative services, such as data processing of payrolls, billing and cash management services, to temporary staffing service clients located throughout the United States.
•Wintrust Mortgage, a division of Barrington Bank & Trust Company, N.A., engages primarily in the origination and purchase of residential mortgages for sale into the secondary market through origination offices located throughout the United States.
•Wintrust Investments, LLC provides a full range of private client and brokerage services to clients and correspondent banks located primarily in the Midwest.
•Great Lakes Advisors LLC provides money management services and advisory services to individual accounts.
•Wintrust Private Trust Company, N.A., a trust subsidiary, allows Wintrust to service customers’ trust and investment needs at each banking location.
•Wintrust Asset Finance offers direct leasing opportunities.
•CDEC provides Qualified Intermediary services (as defined by U.S. Treasury regulations) for taxpayers seeking to structure tax-deferred like-kind exchanges under Internal Revenue Code Section 1031.

FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements within the meaning of federal securities laws. Forward-looking information can be identified through the use of words such as “intend,” “plan,” “project,” “expect,” “anticipate,” “believe,” “estimate,” “contemplate,” “possible,” “will,” “may,” “should,” “would” and “could.” Forward-looking statements and information are not historical facts, are premised on many factors and assumptions, and represent only management’s expectations, estimates and projections regarding future events. Similarly, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, and which may include, but are not limited to, those listed below and the Risk Factors discussed under Item 1A of the Company’s 2025 Annual Report on Form 10-K and in any of the Company’s subsequent Securities and Exchange Commission filings. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. Such forward-looking statements may be deemed to include, among other things, statements relating to the Company’s future financial performance, the performance of its loan portfolio, the expected amount of future credit reserves and charge-offs, delinquency trends, growth plans, regulatory developments, securities that the Company may offer from time to time, and management’s long-term performance goals, as well as statements relating to the anticipated effects on the Company’s financial condition and results of operations from expected developments or events, the Company’s business and growth strategies, including future acquisitions of banks, specialty finance or wealth management businesses, internal growth and plans to form additional de novo banks or branch offices. Actual results could differ materially from those addressed in the forward-looking statements as a result of numerous factors and uncertainties, including the following:

•economic conditions and events that affect the economy, housing prices, the job market and other factors that may adversely affect the Company’s liquidity and the performance of its loan portfolios, including an actual or threatened U.S. government shutdown, debt default or rating downgrade, particularly in the markets in which it operates;
•negative effects suffered by us or our customers resulting from changes in U.S. or international trade policies or armed hostilities;
•the extent of defaults and losses on the Company’s loan portfolio, which may require further increases in its allowance for credit losses;
•estimates of fair value of certain of the Company’s assets and liabilities, which could change in value significantly from period to period;

•the financial success and economic viability of the borrowers of our commercial loans;
•commercial real estate market conditions in the Chicago metropolitan area, southern Wisconsin and west Michigan;
•the extent of commercial and consumer delinquencies and declines in real estate values, which may require further increases in the Company’s allowance for credit losses;
•inaccurate assumptions in our analytical and forecasting models used to manage our loan portfolio;
•changes in the level and volatility of interest rates, the capital markets and other market indices that may affect, among other things, the Company’s liquidity and the value of its assets and liabilities;
•the interest rate environment, including a prolonged period of low interest rates or rising interest rates, either broadly or for some types of instruments, which may affect the Company’s net interest income and net interest margin, and which could materially adversely affect the Company’s profitability;
•competitive pressures in the financial services business which may affect the pricing of the Company’s loan and deposit products as well as its services (including wealth management services), which may result in loss of market share and reduced income from deposits, loans, advisory fees and income from other products;
•failure to identify and complete favorable acquisitions in the future or unexpected losses, difficulties or developments related to the Company’s recent or future acquisitions;
•unexpected difficulties and losses related to FDIC-assisted acquisitions;
•harm to the Company’s reputation;
•any negative perception of the Company’s financial strength;
•ability of the Company to raise additional capital on acceptable terms when needed;
•disruption in capital markets, which may lower fair values for the Company’s investment portfolio;
•ability of the Company to use technology to provide products and services that will satisfy customer demands and create efficiencies in operations and to manage risks associated therewith;
•failure or breaches of our security systems or infrastructure, or those of third parties;
•security breaches, including denial of service attacks, hacking, social engineering attacks, malware intrusion and similar events or data corruption attempts and identity theft;
•adverse effects on our information technology systems, or those of third parties, resulting from failures, human error or cyberattacks (including ransomware);
•adverse effects of failures by our vendors to provide agreed upon services in the manner and at the cost agreed, particularly our information technology vendors;
•increased costs as a result of protecting our customers from the impact of stolen debit card information;
•accuracy and completeness of information the Company receives about customers and counterparties to make credit decisions;
•ability of the Company to attract and retain senior management experienced in the banking and financial services industries;
•environmental liability risk associated with lending activities;
•the impact of any claims or legal actions to which the Company is subject, including any effect on our reputation;
•losses incurred in connection with repurchases and indemnification payments related to mortgages and increases in reserves associated therewith;
•the loss of customers as a result of technological changes allowing consumers to complete their financial transactions without the use of a bank;
•the soundness of other financial institutions and the impact of recent failures of financial institutions, including broader financial institution liquidity risk and concerns;
•the expenses and delayed returns inherent in opening new branches and de novo banks;
•liabilities, potential customer loss or reputational harm related to closings of existing branches;
•examinations and challenges by tax authorities, and any unanticipated impact of tax legislation;
•changes in accounting standards, rules and interpretations, and the impact on the Company’s financial statements;
•the ability of the Company to receive dividends from its subsidiaries;
•a decrease in the Company’s capital ratios, including as a result of declines in the value of its loan portfolios, or otherwise;
•legislative or regulatory changes, particularly changes in regulation of financial services companies and/or the products and services offered by financial services companies;
•changes in laws, regulations, rules, standards and contractual obligations regarding data privacy and cybersecurity;
•a lowering of our credit rating;
•changes in U.S. monetary policy and changes to the Federal Reserve’s balance sheet, including changes in response to persistent inflation or otherwise;
•regulatory restrictions upon our ability to market our products to consumers and limitations on our ability to profitably operate our mortgage business;
•increased costs of compliance, heightened regulatory capital requirements and other risks associated with changes in regulation and the regulatory environment;
•the impact of heightened capital requirements;

•increases in the Company’s FDIC insurance premiums, or the collection of special assessments by the FDIC;
•delinquencies or fraud with respect to the Company’s premium finance business;
•credit downgrades among commercial and life insurance providers that could negatively affect the value of collateral securing the Company’s premium finance loans;
•the Company’s ability to comply with covenants under its credit facility;
•fluctuations in the stock market, which may have an adverse impact on the Company’s wealth management business and brokerage operation; and
•widespread outages of operational, communication, or other systems, whether internal or provided by third parties, natural or other disasters (including acts of terrorism, armed hostilities and pandemics), and the effects of climate change.

Therefore, there can be no assurances that future actual results will correspond to any forward-looking statement. The reader is cautioned not to place undue reliance on any forward-looking statement made by the Company. Any such statement speaks only as of the date the statement was made or as of such date that may be referenced within the statement. The Company undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events after the date of the press release. Persons are advised, however, to consult further disclosures management makes on related subjects in its reports filed with the Securities and Exchange Commission and in its press releases.

CONFERENCE CALL, WEBCAST AND REPLAY

The Company will hold a conference call on Tuesday, October 20, 2026 at 10:00 a.m. (CDT) regarding third quarter and year-to-date 2026 earnings results. Individuals interested in participating in the call by addressing questions to management should register for the call to receive the dial-in numbers and unique PIN at the Conference Call Link included within the Company’s press release dated September 30, 2026 available at the Investor Relations, News and Events, News link on its website at https://www.wintrust.com. A separate simultaneous audio-only webcast link is included within the press release referenced above. Registration for and a replay of the audio-only webcast with an accompanying slide presentation will be available at https://www.wintrust.com, Investor Relations, News and Events, Events and Presentations link. The text of the third quarter and year-to-date 2026 earnings press release will also be available on the home page of the Company’s website at https://www.wintrust.com and at the Investor Relations, News and Events, News link on its website.